AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG


                                BACOU USA, INC.,

                             ISH TRANSACTION, INC.,

                                BIOSYSTEMS, INC.

                                       AND

                      THE SHAREHOLDERS OF BIOSYSTEMS, INC.

                         Dated as of September 30, 1997



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                                TABLE OF CONTENTS


ARTICLE I - DEFINITIONS.......................................................1

   SECTION 1.1 Definitions....................................................1

   SECTION 1.2 Hereof, Herein, etc...........................................11

   SECTION 1.3 Computation of Time Periods...................................11

   SECTION 1.4 Accounting Terms..............................................11


ARTICLE II -  THE MERGER; EFFECTIVE TIME.....................................11

   SECTION 2.1 The Merger....................................................11

   SECTION 2.2 Effective Time................................................11


ARTICLE III -  ARTICLES OF INCORPORATION AND BY-LAWS OF THE
SURVIVING CORPORATION........................................................12

   SECTION 3.1 Articles of Incorporation and Bylaws..........................12


ARTICLE IV -  DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION............12

   SECTION 4.1 Directors.....................................................12


ARTICLE V -  CANCELLATION OF SHARES IN THE MERGER............................12

   SECTION 5.1 Cancellation..................................................12


ARTICLE VI -  CONVERSION OF SHARES; NO DISSENTING SHARES.....................13

   SECTION 6.1 Conversion of Shares..........................................13

   SECTION 6.2 Payment for Shares............................................13


ARTICLE VII - CLOSING........................................................13

   SECTION 7.1 Time and Place of Closing.....................................13

   SECTION 7.2 Purchase Price................................................14

   SECTION 7.3 Closing.......................................................15

   SECTION 7.4 Delivery of 1997 Financial Statements;
               Payment of Purchase Price.....................................15

   SECTION 7.5 Earnout.......................................................16

   SECTION 7.6 Payment of Earnout............................................18

   SECTION 7.7 Shares Not Registered.........................................19

   SECTION 7.8 Reduction of Amounts Paid to CII..............................19


ARTICLE VIII - REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS................20

   SECTION 8.1 Organization..................................................20

   SECTION 8.2 Authorized Capitalization; Outstanding Stock..................20

   SECTION 8.3 Subsidiaries..................................................20

   SECTION 8.4 Authority; Binding Effect.....................................21

   SECTION 8.5 Non-Contravention.............................................21

   SECTION 8.6 Financial Statements..........................................21

   SECTION 8.7  Interim Changes..............................................22
 .
   SECTION 8.8 Owned and Leased Property.....................................25

   SECTION 8.9 Environmental Matters.........................................26

   SECTION 8.10 Intellectual Property Rights.................................28

   SECTION 8.11 Litigation...................................................29

   SECTION 8.12 Tax Matters..................................................30

   SECTION 8.13 Compliance with Applicable Law...............................32

   SECTION 8.14 Contracts....................................................32

   SECTION 8.15 Employee Benefit Plans.......................................32

   SECTION 8.16 Transactions with Affiliates.................................35

   SECTION 8.17 Insurance....................................................35

   SECTION 8.18 Labor Relations..............................................35

   SECTION 8.19 Location of Off Site Assets..................................35

   SECTION 8.20 Inventory....................................................36

   SECTION 8.21 Accounts Receivable..........................................36

   SECTION 8.22 Agents.......................................................36

   SECTION 8.23 Warranty and Product Liability Claims........................37

   SECTION 8.24 No Brokers...................................................37

   SECTION 8.25 No Other Agreements to Sell..................................37

   SECTION 8.26 Disclosure...................................................37

   SECTION 8.27 Material Adverse Effect......................................37

   SECTION 8.28 Copies of Documents..........................................37

   SECTION 8.29 Purchase for Investment......................................38

   SECTION 8.30 Loans........................................................39

   SECTION 8.31 Dissenting Shareholders......................................39


ARTICLE IX - REPRESENTATIONS AND WARRANTIES OF BUYER.........................39

   SECTION 9.1 Organization..................................................39

   SECTION 9.2 Authority; Binding Effect.....................................40

   SECTION 9.3 Authorized Capitalization; Outstanding Stock..................40

   SECTION 9.4 Non-Contravention.............................................40

   SECTION 9.5 Securities Filing.............................................41

   SECTION 9.6 Rule 144 Holding Period.......................................41


ARTICLE X - FURTHER AGREEMENTS OF THE PARTIES................................41

   SECTION 10.1  Environmental Report........................................41

   SECTION 10.2 Maintenance of Corporate Existence...........................41

   SECTION 10.3 Filings; Other Action........................................41

   SECTION 10.4 Access to Information........................................42

   SECTION 10.5 Publicity....................................................42

   SECTION 10.6 Bank Accounts................................................42

   SECTION 10.7 No Solicitation of Transactions..............................43

   SECTION 10.8 Taxes and Fees...............................................43

   SECTION 10.9 Delivery of Corporate Books, Budgets.........................43

   SECTION 10.10 Cooperation.................................................43

   SECTION 10.11 Access to Books and Records.................................43

   SECTION 10.12 Non-Competition by Certain Shareholders.....................44

   SECTION 10.13 Schedule Disclosures........................................46

   SECTION 10.14 Collection of Receivables...................................46

   SECTION 10.15 Corporate Opportunities.....................................47

   SECTION 10.16 Operation of the Company Prior to January 1, 2001...........47

   SECTION 10.17 Termination of Lease........................................51

   SECTION 10.18 Insurance...................................................52

   SECTION 10.19 Release.....................................................52


ARTICLE XI - CONDITIONS TO CLOSING...........................................52

   SECTION 11.1 Conditions to Obligations of Shareholders....................52

   SECTION 11.2 Conditions to Obligations of Buyer...........................54


ARTICLE XII - INDEMNIFICATION................................................56

   SECTION 12.1 Indemnification..............................................57

   SECTION 12.2 Remedies Exclusive...........................................59


ARTICLE XIII - TERMINATION...................................................59

   SECTION 13.1 Termination..................................................59

   SECTION 13.2  Specific Performance........................................60


ARTICLE XIV - SHAREHOLDERS' REPRESENTATIVE...................................60

   SECTION 14.1 Shareholders' Representative.................................60


ARTICLE XV - GENERAL.........................................................60

   SECTION 15.1 Amendment and Waiver.........................................60

   SECTION 15.2 Notices......................................................61

   SECTION 15.3 Counterparts.................................................62

   SECTION 15.4 Parties in Interest..........................................62

   SECTION 15.5 Entire Agreement.............................................62

   SECTION 15.6 Applicable Law...............................................62

   SECTION 15.7 Headings.....................................................62

   SECTION 15.8 Third Parties................................................62

   SECTION 15.9 Offset Rights................................................62

   SECTION 15.10 Survival of Representations Etc.............................63

   SECTION 15.11 Jurisdiction; Agents for Service of Process.................63

   SECTION 15.12 Dispute Resolution..........................................63

SCHEDULES AND EXHIBITS

    Schedule 1               List of Shareholders

    Schedule 1.1 Officers, Directors, Shareholders and Key Management Employees of the Company

    Schedule 8.1             Organization

    Schedule 8.2             Authorized Capitalization, Outstanding Stock

    Schedule 8.6             Financial Statements

    Schedule 8.7             Interim Changes

    Schedule 8.8(a)          Owned and Leased Property

    Schedule 8.8(b)          Owned and Leased Property

    Schedule 8.8(d)          Owned and Leased Property

    Schedule 8.8(g)          Owned and Leased Property

    Schedule 8.9(c)          Environmental Matters

    Schedule 8.9(i)          Environmental Matters

    Schedule 8.10(a)         Intellectual Property Rights

    Schedule 8.10(b)         Intellectual Property Rights

    Schedule 8.10(e)         Intellectual Property Rights

    Schedule 8.11            Litigation

    Schedule 8.13            Compliance with Applicable Law

    Schedule 8.14            Contracts

    Schedule 8.15            Employee Benefit Plans

    Schedule 8.16            Transactions with Affiliates

    Schedule 8.17            Insurance

    Schedule 8.18(b)         Labor Relations

    Schedule 8.19            Location of Off-Site Assets

    Schedule 8.20            Inventory

    Schedule 8.21            Accounts Receivable

    Schedule 8.23            Agents

    Schedule 8.23(b)         Agents

    Schedule 10.16(c)        Operation of the Company Prior to January 1, 2001

    Schedule 10.16(g)        Operation of the Company Prior to January 1, 2001

    Schedule 11.2(f)         Conditions to Obligations of Buyer


    Exhibit A            Articles of Merger

    Exhibit B            Merger Certificate

    Exhibit C            Form of Opinion of Edwards & Angell

    Exhibit D            Form of Opinion of Arent, Fox, Kintner, Plotkin & Kahn



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     This  Agreement  and Plan of Merger is made and entered into as of the 30th day of September, 1997 by and among Bacou USA, Inc., a Delaware corporation ("Buyer"), ISH Transaction, Inc., a Delaware corporation and a wholly-owned subsidiary of Buyer ("Merger Sub"), Biosystems, Inc., a Pennsylvania corporation (the "Company"), and each of the individuals identified on Schedule 1 attached
hereto  and  made  a  part  hereof   (collectively,   the   "Shareholders"   and
individually, a "Shareholder") (as amended, modified or supplemented, in each case from time to time and whether in whole or in part, this "Agreement").

                                    RECITALS:

     WHEREAS, Buyer desires to acquire the business operated by the Company through the merger of Merger Sub with and into the Company with the Company as the surviving corporation of such merger;

     WHEREAS,  pursuant to such merger each share of  "Biosystems  Common Stock"
(as hereinafter defined) issued and outstanding immediately prior to the "Effective Time" (as hereinafter defined) will be converted into the right to receive shares of "Bacou Common Stock" (as hereinafter defined) in accordance with the terms hereof;

     WHEREAS, the parties hereto intend such merger to constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, immediately prior to the Effective Time all of the issued and outstanding capital stock of the Company was held legally and beneficially by the Shareholders;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:


                                    ARTICLE I

                                  DEFINITIONS.

     1.1 Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth below:

     "Act" means the Securities Act of 1933, as amended.

     "Affiliate" means, as to any Person (the "First Person"), any other Person that is a Family Member of the First Person or that, directly or indirectly, controls, is under common control with or is controlled by, the First Person, including, without limitation, all directors, officers and shareholders of the First Person. For purposes of this definition, "control" (including the terms "controlled by" and "under common control with") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Articles of Merger" has the meaning set forth in Section 2.2.

     "Bacou Common Stock" shall mean the authorized common stock, par value $0.001 per share, of Buyer.

     "Biosystems Common Stock" shall mean the authorized common stock, par value $0.01 per share, of the Company.

     "Budgets" has the meaning set forth in Section 8.7(xxix).

     "Burt" means John F. Burt, Jr.

     "BusinessDay" means any day other than Saturday, Sunday, a federal holiday or other day on which commercial banks are required or permitted to close by law.

     "Buyer  Indemnitee"  and "Buyer  Indemnitees"  has the meaning set forth in
Section 12.1(a).

     "CERCLA"  has the meaning  set forth in the  definition  of  "Environmental
Laws".

     "CII"  means   Connecticut   Innovations,   Incorporated,   a   Connecticut
corporation.

     "CII Agreement" means that certain Agreement, dated as of the date hereof, by and among the Company, the Shareholders, CII and the Buyer which Agreement shall be in form and substance satisfactory to the Buyer.

     "Cleanup" means all actions required to: (i) clean-up, remove, treat or remediate Hazardous Substances in the Environment; (ii) prevent the Release of Hazardous Substances so that they do not migrate, endanger or threaten to endanger public health or welfare of the Environment; (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (iv) respond to any government requests for information, documents or studies in any way relating to cleanup, removal, treatment or rededication or potential cleanup, removal, treatment or remediation of a Release or Hazardous Substances in the Environment.

     "Closing" has the meaning set forth in Section 7.1.

     "Closing Date" has the meaning set forth in Section 7.1.

     "Closing Price" means the arithmetic average of the closing price for trading in shares of Bacou Common Stock on NNM under the symbol "BACU" on each of the twenty (20) days on which the Bacou Common Stock traded preceding the Closing Date.

     "Code" has the meaning set forth in the recitals to this Agreement.

     "Company" has the meaning set forth in the recitals to this Agreement.

     "Company Business" has the meaning set forth in Section 10.12(a).

     "Contract" means (a) each written employment agreement to which the Company is a party and any other agreement to which the Company is a party that is related to severance or change in control benefits, immediate or deferred compensation, bonuses, pensions, retirement payments, profit sharing, stock bonuses, equity opportunities, insurance, hospitalization, medical expenses, death benefits or any similar employee benefits applicable to employees or categories of employees of the Company; (b) each capital construction contract to which the Company is a party requiring payment over the remainder of the term in excess of $10,000; (c) each agreement, document or instrument to which the Company is a party relating to the borrowing of money by the Company; (d) each guarantee issued by or for the benefit of the Company; (e) each mortgage, security agreement or other collateral arrangement securing indebtedness of the Company to any Person; (f) each contract to which the Company is a party with a supplier not terminable within ninety (90) days and requiring annual payments or payments over the remainder of its term in excess of $10,000; (g) each written or verbal contract to which the Company is a party with a customer involving payments of more than $100,000; (h) each lease of tangible personal property to which the Company is a party requiring annual payment in excess of $5,000; (i) each real property lease to which the Company is a party; (j) each service or consulting agreement to which the Company is a party involving payments of more than $5,000 per annum; (k) each collective bargaining agreement to which the Company is a party; (l) each licensing agreement to which the Company is a party (except off-the-shelf software licensing agreements); (m) each contract to which the Company is a party requiring any consents or approvals in connection with the transactions contemplated by the terms of any Purchase Document; (n) each tax revenue or expense sharing agreement to which the Company is a party; (o) each management or operating agreement to which the Company is a party; (p) each contract between the Company, on the one hand, and either (i) an Affiliate of the Company, or (ii) any shareholder, officer, director or employee of the Company, on the other hand; (q) each hedging, interest rate, currency rate or other currency related or similar agreement to which the Company is a party; and
(r) each agreement or commitment to which the Company is a party or by which it is bound and not entered into in the ordinary course of business; in each case including all amendments, modifications and supplements thereto.

     "Corporate Books" has the meaning set forth in Section 8.1.

     "Damages" has the meaning set forth in Section 12.1(a).

     "DGCL" means the Delaware General Corporation Law.

     "Earnout Amount" has the meaning set forth in Section 7.5.

     "Earnout Base Amount" has the meaning set forth in Section 7.5.

     "Earnout Price" means the arithmetic average of the closing price for trading in shares of Bacou Common Stock in the public market in which such shares then trade on each of the twenty (20) days on which the Bacou Common Stock traded preceding January 1, 2001.

     "EBIT" means, for any accounting period, the Income From Operations of the Company calculated in accordance with GAAP.

     "Effective Time" has the meaning set forth in Section 2.2.

     "Employment Agreement" means those certain Employment Agreements, dated as of the Closing Date, between the Company and each of Burt, Joseph Burt and Jeffrey M. Whynall, as amended from time to time.

     "Environment"  means  soil,  surface  waters,  groundwater,   land,  stream
sediments, surface or subsurface strata, ambient air and any environmental medium, whether indoors or outdoors.

     "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any Person alleging potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties arising out of, based on or resulting from (a) the presence, or Release into the Environment, of any Hazardous Substance at any location, whether or not owned or operated by the Company, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

     "Environmental  Laws"  means all  environmental,  health or  safety-related laws, regulations, by-laws, rules, ordinances, judicial or administrative decrees or decisions, orders or requirements applicable to the Company relating to the physical or environmental condition or use of their respective properties, their respective businesses or pollution or protection of human health or the Environment, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C., Section 9601, et seq., as amended ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended, the Clean Air Act, 42 U.S.C. Section 7401 et seq., as amended, the Clean Water Act, 33 U.S.C Section 1251, et seq., the Toxic Substance Control Act, 15 U.S.C Section 2601 et seq., the Occupational Safety and Health Act, laws relating to Releases or threatened Releases of
Hazardous Substances into the Environment or otherwise relating to the manufacture, generation, processing, distribution, use, treatment, storage, abatement, existence, holding, Release, transport or handling of Hazardous Substances, and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Substances.

     "Environmental Liabilities" has the meaning set forth in Section 8.9(k).

     "Escrow Account" has the meaning set forth in the Escrow Agreement.

     "Escrow Agent" has the meaning set forth in the Escrow Agreement.

     "Escrow Agreement" means that certain Escrow Agreement, dated as of the Closing Date, by and among each Shareholder, Buyer and Citizens Trust Company, in its capacity as escrow agent, as the same may be amended, supplemented, restated or otherwise modified, in each case from time to time and whether in whole or in part.

     "Escrow Notice" has the meaning set forth in Section 12.1(e).

     "Estimated Purchase Price" has the meaning set forth in Section 7.2(b).

     "Excess Tax Distributions" shall mean the amount by which any dividend or other distributions to the Shareholders during the period from October 1, 1996 through September 30, 1997 shall exceed the lesser of 40% of the taxable income of the Company for FYE 97 or 1.2 Million Dollars.

     "Family Member" means as to any Person, such Person's spouse, child (including a stepchild or an adopted child), grandchildren and any trust for the exclusive benefit of any one or more of them and a Person controlled at all times by such Person and beneficially owned by such Person and any one or more of them.

     "Financial Statements" means, collectively, the 1994 Financial Statements, the 1995 Financial Statements and the 1996 Financial Statements.

     "FYE 96" means the fiscal year of the Company commencing on October 1, 1995 and ending on September 30, 1996.

     "FYE 97" means the fiscal year of the Company commencing October 1, 1996 and ending on September 30, 1997.

     "FYE 97 Disclosure Materials" means, collectively, the 1997 Financial Statements and the calculation of FYE 97 EBIT.

     "FYE 97 EBIT"  means the Income from  Operations  of the Company for FYE 97 calculated in a manner consistent with historical accounting practices as reflected on the Company's Statement of Income included within the 1996 Financial Statements. This term is defined without reference to the definition of the term "EBIT".

     "FYE 97 Net Worth" has the meaning set forth in Section 7.4(a).

     "FYE 99" means the fiscal year of the Company commencing on January 1, 1999 and ending on December 31, 1999.

     "FYE 00" means the fiscal year of the Company commencing on January 1, 2000 and ending on December 31, 2000.

     "FYE 00 Disclosure Materials" means, collectively, the 2000 Financial Statements and the calculation of FYE 00 EBIT.

     "FYE 00 EBIT" means the EBIT of the Company for FYE 00, adjusted as follows:

     (1) excluding extraordinary items;

     (2) substituting an inventory valuation method consistent with the method used in calculating FYE 97 EBIT;

     (3) substituting the amounts of depreciation and amortization which would have resulted from the use of the rates and useful lives applicable under the methods used by the Company prior to the Closing Date without reflecting any increase in any of the foregoing items to reflect the transactions contemplated by this Agreement (including, without limitation, goodwill), provided that the amounts of depreciation and amortization used to calculate FYE 00 EBIT shall be not less than the amounts of depreciation and amortization used in calculating FYE 97 EBIT;

     (4) substituting for the costs and expenses of any financing or other leases (including all capitalized leases) the expenses of the ownership of such assets using depreciation methods and lives used by the Company prior to the Closing Date;

     (5) making such adjustments as necessary to be consistent with the provisions of Sections 10.16 and 10.18;

     (6) bonuses paid to each of the three mostly highly paid executives of the Company shall not exceed thirty-five percent (35%) of such executive's base compensation and bonuses paid to each other executive of the Company shall not exceed fifteen percent (15%) of such executive's base compensation; and

     (7) for each item identified on the Schedule provided pursuant to Section 7.4(a) and not adjusted in the foregoing paragraphs (1) - (6), substituting an amount calculated using methods consistent with those applicable for FYE 97 EBIT.

     The term "FYE 00 EBIT" is defined with reference to EBIT as adjusted in this definition.

     "GAAP"  means  generally  accepted  accounting   principles  applied  on  a
consistent basis.

     "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government.

     "Hazardous Substance" means any pollutant, contaminant, toxic substance, hazardous waste, hazardous material, or hazardous substance, or any oil, petroleum or petroleum product, each as defined in any Environmental Laws.

     "HM&J" shall mean Hariton, Mancuso & Jones, P.C.

     "HSR Act" means the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended.

     "HSR Approval" means the expiration or early termination of the waiting period (including extensions thereof) and the waiver or withdrawal of any objections, if applicable, under the HSR Act.

     "Initial Purchase Price" has the meaning set forth in Section 7.2(a).

     "Insurance Policies" has the meaning set forth in Section 8.17.

     "Intellectual Property Rights" means all right, title and interest of the Company in and to all licenses (other than licenses with respect to the Company's use of off-the-shelf software programs), trademarks, tradenames, service marks, patents, copyrights, processes of every kind and description, manufacturing and technical know-how and information, production and technical data, computer data, printouts and software, trade names, trade secrets and similar properties (including, without limitation, all registrations, renewals or applications for registration or renewal of any of them, in each case whether completed, pending or in the process of preparation), and all licenses, royalty agreements, permits and authorizations with respect to any of the foregoing, in the United States or anywhere else in the world, now or previously used, acquired or developed by or for the Company, together with the goodwill of the Company's business associated with the foregoing except for such Intellectual Property Rights which are not material to or necessary for the manufacture or sale of any product currently offered for sale by the Company.

     "Knowledge" -- an individual will be deemed to have Knowledge of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) such individual received written notice thereof; or (c) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. A Person will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving, or who has at any time during the 12-month period preceding the date hereof served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

     "Knowledge of the Company" means the Knowledge of the Company or any officer, director, shareholder or key management employee of the Company listed in Schedule 1.1.

     "KPMG" means KPMG Peat Marwick LLP.

     "Leased Real Property" has the meaning set forth in Section 8.8(b).

     "Lien" means any claim, charge, easement, encumbrance, lease, covenant, security interest, mortgage, lien, option, pledge, right of others, or restriction (whether on voting, sale, transfer, disposition, use or otherwise), whether imposed by agreement, understanding, law, equity or otherwise.

     "Losses" has the meaning set forth in Section 8.9(k).

     "Material  Adverse  Change"  means a  change  that has a  Material  Adverse
Effect.

     "Material Adverse Effect" means, with respect to any Person, any effect that is, or series of related effects that are, in the aggregate, materially adverse to the business, assets, properties, condition (financial or otherwise) or prospects of such Person.

     "Maximum Amount" has the meaning set forth in Section 12.1(b).

     "Minimum Net Worth" means $4,000,000 less, if FYE 97 EBIT is less than $3 million, 60% of such deficiency.

     "Merger" has the meaning set forth in Section 2.1.

     "Merger Sub" has the meaning set forth in the introductory paragraph to this Agreement.

     "Merger Sub Common Stock" has the meaning set forth in Section 9.3.

     "Newgate Termination Agreement" means that certain Termination Technology Transfer Agreement, dated as of the date hereof, between the Company and Newgate Technologies, Inc., a Delaware corporation, in form and substance satisfactory to the Buyer.

     "NNM" means The Nasdaq National Market of the Nasdaq Stock Market.

     "Non-Accredited Shareholder" has the meaning set forth in Section 8.29.

     "Owned Real Property" has the meaning set forth in Section 8.8(d).

     "Ownership Percentage" has the meaning set forth in Schedule 8.2.

     "Parent" means Bacou S.A., a French societe anonyme.

     "PBCL" has the meaning set forth in Section 2.2.

     "Permit" means any environmental permit, license, approval, consent or authorization issued by a federal, state or local Governmental Entity.

     "Person" means an individual, sole proprietorship, corporation, societe anonyme partnership, limited liability company, joint venture, trust, unincorporated organization, mutual company, joint stock company, estate, union, employee organization, bank, trust company, land trust, business trust or other organization, or a Governmental Entity.

     "Property" or "Properties" means, collectively, the Owned Real Property and the Leased Real Property.

     "Purchase Documents" means this Agreement, the Escrow Agreement, the Registration Rights Agreement and the Employment Agreements.

     "Purchase Price" shall consist of two elements, as follows: (a) the Initial Purchase Price, and (b) the Earnout Amount. The Initial Purchase Price shall be paid by deposit of the Estimated Purchase Price in escrow at Closing, subject to the post-Closing adjustment set forth in Section 7.4(f).

     "Purchased Earnings" has the meaning set forth in Section 7.5.

     "Receivables Amount" has the meaning set forth in Section 8.21.

     "Receivables Notice Date" has the meaning set forth in Section 10.14(b).

     "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of the Closing Date, by and among the Buyer and the Shareholders, as amended from time to time.

     "Release" means a "Release" as defined in any Environmental Laws, including, but not limited to, any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping into the Environment in violation of any Environmental Laws.

     "Restricted Period" has the meaning set forth in Section 10.12(a)(i).

     "Restrictive Covenants" has the meaning set forth in Section 10.12(b).

     "Shareholders' Representative" has the meaning set forth in Section 14.1.

     "Shareholders" has the meaning set forth in the introductory paragraph to this Agreement.

     "Shares" has the meaning set forth in Section 7.2(a).

     "Specified Shareholder" has the meaning set forth in Section 10.12(a).

     "Subsidiary" means (a) any Person in an unbroken chain of Persons beginning with the Company if each of the Persons other than the last Person in the unbroken chain, then owns equity securities possessing 50% or more of the total combined voting power of all classes of equity securities in one of the other Persons in such chain, (b) any partnership in which the Company or a Subsidiary of the Company is a general partner, and (c) any partnership in which the Company or a Subsidiary of the Company possesses or is entitled to a 50% or greater interest in the total capital or total income of such partnership.

     "Surviving Corporation" has the meaning set forth in Section 2.1.

     "Tangible Personal Property" means furniture, fixtures, equipment, machinery, vehicles, supplies, inventories, materials, apparatus, tools, implements, appliances and other tangible personal property of every kind and description.

     "Tax Distributions" means distributions to the Shareholders for the payment of taxes on the current earnings of the Company.

     "Tax Return" has the meaning set forth in Section 8.12(t).

     "Taxes" means any federal, state, local, domestic, foreign, national, international or other tax, duty, tariff, levy, impost, fee or assessment, including, without limitation, value added, ad valorem, income, estimated income, business, corporation, gross receipts, profits, deemed profits, franchise, capital stock, employees' income withholding, back-up withholding, social security, unemployment, disability, real property, personal property, license, sales, use, excise, transfer, customs, payroll, withholdings, employment, occupation and other taxes or governmental duties, fees or charges, including any interest, penalties or additions on or to the foregoing.

     "Threshold" has the meaning set forth in Section 12.1(b).

     "1994 Financial Statements" means the balance sheet of the Company for its fiscal year commencing on October 1, 1993 and ending on September 30, 1994 and the related statements of income and cash flows for such period, reviewed by Hariton, Mancuso & Jones, P.C.

     "1995 Financial Statements" means the balance sheet of the Company for its fiscal year commencing on October 1, 1994 and ending on September 30, 1995 and the related statements of income and cash flows for such period, reviewed by Hariton, Mancuso & Jones, P.C.

     "1996 Financial Statements" means the balance sheet of the Company for its fiscal year commencing on October 1, 1995 and ending on September 30, 1996 and the related statements of income and cash flows for such period, reviewed by Hariton, Mancuso & Jones, P.C.

     "1997 Financial Statements" has the meaning set forth in Section 7.4(a).

     "2000 Financial Statements" has the meaning set forth in Section 7.6(a).

     1.2 Hereof, Herein, etc. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified herein, the term "or" has the inclusive meaning represented by the term "and/or" and the term "including" is not limiting. All references as to "Sections", "Subsections", "Articles", "Schedules" and "Exhibits" shall be to Section, Subsections, Articles, Schedules and Exhibits, respectively, of this Agreement unless otherwise specifically provided.

     1.3 Computation of Time Periods. In the computation of periods of time from a specified date to a later specified date, unless otherwise specified herein the words "commencing on" mean "commencing on and including", the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

     1.4 Accounting Terms. Except as otherwise specifically provided herein, all accounting terms shall be construed in accordance with GAAP. Except as otherwise specifically provided herein, all financial statements required to be delivered hereunder shall be prepared, and all accounting determinations and calculations shall be made, in accordance with GAAP.

                                   ARTICLE II

                           THE MERGER; EFFECTIVE TIME.

     2.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease (the "Merger"). The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the Commonwealth of Pennsylvania, and the separate corporate existence of the Company with all its rights, privileges, powers, immunities, purposes and franchises shall continue unaffected by the Merger.

     2.2 Effective Time. If all the conditions set forth in Article X shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated in accordance with Article XII, the Merger shall be consummated by filing with the Department of State of the Commonwealth of Pennsylvania a Plan of Merger together with Articles of Merger substantially in the form of Exhibit A (collectively, the "Articles of Merger") in accordance with Sections 1922 and 1927 of the Business Corporation Law of 1988 of the Commonwealth of Pennsylvania, as amended (the "PBCL"), and by filing with the Secretary of State of the State of Delaware a Certificate of Merger substantially in the form of Exhibit B (the "Merger Certificate") in accordance with Section 252(c) of the DGCL (the time of the later of such filings being the "Effective Time").

                                   ARTICLE III

                      ARTICLES OF INCORPORATION AND BY-LAWS
                          OF THE SURVIVING CORPORATION

     3.1 Articles of Incorporation and Bylaws. The Merger Certificate shall provide that at the Effective Time (a) the Articles of Incorporation of the Surviving Corporation as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation; and (b) the bylaws of the Company in effect immediately prior to the Effective Time shall be amended as of the Effective Time so as to contain the provisions, and only the provisions, contained in the bylaws of Merger Sub immediately prior to the Effective Time, in each case until duly amended in accordance with applicable law.

                                   ARTICLE IV

                          DIRECTORS AND OFFICERS OF THE
                              SURVIVING CORPORATION

     4.1 Directors. The persons who are directors and officers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be and become directors and officers (as the case may be) of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and bylaws. In addition, Burt shall be designated as a director and President of the Surviving Corporation from and after the Effective Time, subject to the conditions of his employment agreement, until a successor has been duly elected or appointed and qualified or until his earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and bylaws.

                                    ARTICLE V

                      CANCELLATION OF SHARES IN THE MERGER

     5.1 Cancellation.

     (a) Each share of capital stock of the Company held in the treasury of the Company immediately prior to the Effective Time shall be canceled and retired and shall cease to exist.

     (b) After the Effective Time, there will be no transfers, or registration thereof, on the stock transfer books of the Company or the Surviving Corporation of the shares of Biosystems Common Stock. Upon the effectiveness of the Merger, all shares of Biosystems Common Stock, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall thereafter cease to have any rights with respect to such shares, except the right of holders to receive the Purchase Price.

                                   ARTICLE VI

                   CONVERSION OF SHARES; NO DISSENTING SHARES.

     6.1 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the Buyer, Merger Sub, the Company or any
Shareholder:

     (a)  The  shares  of  Merger  Sub  Common  Stock  issued  and   outstanding
immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation. Such newly issued share shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

     (b) Until surrendered in accordance with Section 6.2, each stock certificate which immediately prior to the Effective Time represented shares of Biosystems Common Stock (each a "Certificate") shall represent for all purposes (except as may otherwise be required by law with respect to rights of dissenting stockholders) only the right to receive a portion of the Purchase Price as provided in Article VII.

     6.2 Payment for Shares. From and after the Effective Time, upon surrender to the Surviving Corporation of either (i) a Certificate, duly endorsed in blank or accompanied by a duly executed stock power, or (ii) an affidavit of lost certificate in a form reasonably satisfactory to Buyer (which shall include appropriate indemnification provisions), the holder of such Certificate or shares of Bacou Common Stock evidenced by such affidavit shall be entitled to receive in exchange therefor solely the shares of Bacou Common Stock (or, in the case of a holder that would otherwise receive fractional shares of Bacou Common Stock, cash) as provided for in Article VII.

                                   ARTICLE VII

                                    CLOSING.

     7.1 Time and Place of Closing. The consummation of the transactions contemplated hereby (the "Closing") shall take place on September 30, 1997 or on such later date not later than October 31, 1997 (as selected by Buyer upon 5 days prior written notice to the Company), or at such other time as is mutually agreed upon, in writing, by the Company and Buyer (the "Closing Date") at the offices of Edwards & Angell, 2700 Hospital Trust Tower, Providence, Rhode Island 02903 or at such other place as is mutually agreed upon by the Company and Buyer. Each party hereto agrees to use its best efforts to cause the Closing to be consummated.

     7.2 Purchase Price.

     (a) Subject to all of the terms and conditions set forth herein and in reliance on the representations and warranties of each Shareholder and Buyer set forth herein, the Shareholders and Buyer agree that Buyer shall become the sole shareholder of the Company and the Shareholders shall be entitled to the Purchase Price. The "Initial Purchase Price" shall mean an aggregate number of shares of Bacou Common Stock which has a value (which value shall be determined as the product of such aggregate number of shares of Bacou Common Stock and the Closing Price) equal to five times FYE 97 EBIT, less (i) the Excess Tax Distributions, if any; (ii) the sum of (collectively, the "Payments") (A) any payments made by the Company pursuant to Section 8 of the CII Agreement, (B) any payments that are the responsibility of the Shareholders or the Shareholders' Representative pursuant to the terms of any Purchase Document but are paid by the Company; and (C) the $120,000 bonus payable to Joseph Burt by the Company on or about the Closing Date; and (iii) the amount (if any) by which Minimum Net Worth exceeds the sum of (A) the Payments, and (B) FYE 97 Net Worth. The Payments shall not be deemed to constitute an expense for purposes of determining FYE 97 EBIT. Except as provided in Section 7.5 and the immediately succeeding sentence, the Purchase Price shall be paid by Buyer to Shareholders as a whole number of shares of Bacou Common Stock. If the number of shares of Bacou Common Stock to be paid by Buyer to any Shareholder is not a whole number, the value of any fractional portion of a share of Bacou Common Stock shall be paid in cash at the value used to compute the number of shares of Bacou Common Stock to be paid. The Initial Purchase Price shall be paid as set forth in
Section 7.4(f) and pursuant to the terms of the Escrow Agreement.

     (b) Buyer and Shareholders acknowledge that it will not be possible to determine FYE 97 EBIT until after the Closing. Accordingly, at the Closing, Buyer shall deliver Eight Hundred Fifty Thousand (850,000) shares of Bacou Common Stock to the Escrow Agent as the estimated purchase price for the Shares (the "Estimated Purchase Price"), such shares to be held in accordance with the terms of this Agreement and the Escrow Agreement. The Estimated Purchase Price is based upon the agreed closing assumptions that (i) the Company will achieve $2,700,000 of FYE 97 EBIT for its fiscal year ending September 30, 1997; (ii) a multiple of five times FYE 97 EBIT is applied, resulting in an assumed closing value of $13,500,000 for the Shares; (iii) the Closing Price is $16; and (iv) after taking into account the Tax Distributions for the Company's fiscal year ending on September 30, 1997, FYE 97 Net Worth is at least equal to $4,000,000. Based on the foregoing calculation of the Estimated Purchase Price the parties hereto understand that the shares of Bacou Common Stock delivered to the Escrow Agent at Closing include 6,250 shares of Bacou Common Stock in excess of the number of such shares that may be required to be issued to pay the Estimated Purchase Price.

     7.3 Closing.

     (a) At the Closing, the Company shall deliver to Buyer the closing documents described in Section 11.2.

     (b) At the Closing, Buyer shall, or shall cause Merger Sub to, deliver to:

          (i) Escrow Agent, Eight Hundred Fifty Thousand (850,000) shares of Bacou Common Stock constituting the Estimated Purchase Price; and

          (ii) the Company, the closing documents described in Section 11.1.

     7.4 Delivery of 1997 Financial Statements; Payment of Purchase Price.

     (a) Within sixty (60) days after the Closing Date the Shareholders, at their expense, shall cause HM&J to prepare and deliver to the Buyer audited financial statements for the fiscal year of the Company ending on September 30, 1997 prepared in accordance with GAAP which shall contain the unqualified opinion of HM&J (except with respect to adjustments that would be required to present the opening balance sheet in conformity with GAAP) (such financial statements, as adopted pursuant to Section 7.4(b), (c) or (d), as the case may be, the "1997 Financial Statements"). The balance sheet included in such financial statements shall identify "Stockholders' Equity" at the close of such period ("FYE 97 Net Worth"). The Shareholders, at their expense, shall also cause HM&J to prepare and deliver to the Buyer with the 1997 Financial Statements a calculation of FYE 97 EBIT, including a Schedule setting forth the differences between FYE 97 EBIT and EBIT for FYE 97 based on the income statement included in the 1997 Financial Statements. The reason for requiring such Schedule is to provide additional information which may be required for the calculation of FYE 00 EBIT.

     (b) Buyer shall complete its review of the FYE 97 Disclosure Materials within sixty (60) days after its receipt thereof. If Buyer agrees with the FYE 97 Disclosure Materials, or if Buyer does not object to the same within such sixty (60) day period, then the FYE 97 Disclosure Materials and the FYE 97 EBIT and FYE 97 Net Worth reflected therein shall be deemed final and adopted by Shareholders and Buyer.

     (c) If Buyer believes that any amendment should be made to the FYE 97 Disclosure Materials Buyer shall give Shareholders' Representative written notice of such proposed amendments, and the reasons therefor, within the same sixty (60) day period. If Shareholders' Representative agrees with the proposed amendments, these shall be made and the FYE 97 Disclosure Materials, as amended, will be deemed final and adopted by Shareholders and Buyer. If any proposed amendments are disputed by Shareholders' Representative, the parties shall negotiate in good faith to resolve all disputed amendments.

     (d) If, after a period of thirty (30) days following the date on which Buyer has given Shareholders' Representative written notice of any proposed amendments to the FYE 97 Disclosure Materials, any such amendments still remain disputed, then the disputed items shall be referred to an independent auditor, who shall be one of Coopers & Lybrand, Arthur Andersen or Deloitte & Touche, to be mutually agreed between Shareholders' Representative and Buyer or selected by an arbitrator selected by the Shareholders' Representative and Buyer pursuant to the provisions of Section 15.12. The independent auditor shall function as an arbitrator whose decision shall be final and binding on the parties. The independent auditor shall render a written decision which shall be based upon proper compliance with this Section 7.4. The fees and expenses of the
independent  auditor  shall  be  split  equally  by  the  parties,   unless  the
independent auditor shall determine that a party has acted in bad faith with respect to any claim or defense, in which case the party which has been determined to have acted in bad faith shall be obligated to pay all of the fees and expenses.

     (e) Buyer shall cause the Company to provide to HM&J and, if applicable, to such independent auditor or arbitrator all necessary cooperation and access to its records, premises, personnel and auditors for the foregoing purposes.

     (f) No later than ten (10) days after the FYE 97 Disclosure Materials have been adopted, as provided in Section 7.4(b), (c) or (d), as the case may be, Buyer shall instruct Escrow Agent to release a portion of the shares of Bacou Common Stock then held in escrow pursuant to the Escrow Agreement as follows:
(i) to Shareholders' Representative, for the benefit of the Shareholders, a number of shares of Bacou Common Stock equal in value (determined on the basis of the Closing Price) to the excess of the Initial Purchase Price over $3,000,000, and (ii) to Buyer, a number of shares of Bacou Common Stock equal in value (determined on the basis of the Closing Price) to the excess (if any) of the Estimated Purchase Price over the Initial Purchase Price. The Escrow Agent shall retain a number of shares of Bacou Common Stock equal in value (determined on the basis of the Closing Price) to $3,000,000 as security for the performance of the indemnification obligations of the Shareholders as set forth in Article XII, the unused balance of which shall be released to Shareholders' Representative, for the benefit of the Shareholders, as provided in the Escrow Agreement. The number of shares of Bacou Common Stock held in the Escrow Account shall be adjusted as soon as practicable following the Closing to reflect the Initial Purchase Price. If the Initial Purchase Price requires more than 850,000 shares of Bacou Common Stock to be paid, then the additional number of shares of Bacou Common Stock will be added to the Escrow Account for distribution as aforesaid and if the Initial Purchase Price requires less than 850,000 shares of Bacou Common Stock to be paid by Buyer then the excess will be returned to Buyer.

     7.5 Earnout. In addition to the Initial Purchase Price, Buyer shall pay to the Shareholders an earnout amount (the "Earnout Amount") on the amount (if any) by which FYE 00 EBIT exceeds 133.1% of FYE 97 EBIT. The dollar value of the Earnout Amount shall be calculated in steps as follows:

          (a) The amount of the purchased earnings shall be determined as the product of FYE 97 EBIT and 1.331 (the "Purchased Earnings").

          (b) The earnout base amount shall be the amount (if any) by which FYE 00 EBIT exceeds Purchased Earnings (the "Earnout Base Amount"); and

          (c) The dollar value of the Earnout Amount shall be determined by the formula set forth on the line which corresponds to the actual Earnout Base Amount in the following table:


 Earnout Base Amount         Dollar Value of Earnout Amount

0 or negative amount       $0
$1 - 500,000               $5,000,000
$500,001 - 2,000,000       Ten times Earnout Base Amount
$2,000,001 - 3,000,000 Greater of $20,000,000 or 9 times Earnout Base Amount $3,000,001 - 4,000,000 Greater of $27,000,000 or 8 times Earnout Base Amount $4,000,001 - 5,000,000 Greater of $32,000,000 or 7 times Earnout Base Amount greater than $5,000,000 Greater of $35,000,000 or 6 times Earnout Base Amount

               The dollar value of the Earnout Amount shall be payable by delivery by Buyer to Shareholders, as provided in Section 7.6, of an aggregate number of shares of Bacou Common Stock equal to the dollar value of the Earnout Amount divided by the Earnout Price; provided, however, Shareholders may elect at their option to receive up to $12,000,000, in the aggregate, of the Earnout Amount in cash; and provided further that notwithstanding anything set forth herein to the contrary but subject to the following sentence, if the sum of the number of shares of Bacou Common Stock (x) issued to the Shareholders pursuant to Section 7.4(f) plus (y) issued to the Shareholders pursuant to the Escrow Agreement, plus (z) to be issued to the Shareholders and CII in order to satisfy Buyer's obligation with respect to the dollar value of the Earnout Amount, is greater than twenty percent (20%) of the number of shares of Bacou Common Stock issued and outstanding on the Closing Date, then Buyer, at its option (and subject to the Shareholders right to receive up to $12,000,000, in the aggregate, of the Earnout Amount in cash), may satisfy such obligation by paying the dollar value of the Earnout Amount
               (i) in cash, (ii) in a combination of (A) shares of Bacou Common Stock in an aggregate amount less than twenty percent (20%) of the number of shares of Bacou Common Stock issued and outstanding on the Closing Date, and (B) cash, or (iii) provided Buyer has obtained the prior approval and consent of its shareholders, in shares of Bacou Common Stock. If Buyer elects to pay the Shareholders and CII all or any part of the dollar value of the Earnout Amount in cash (not including the $12,000,000 which may be elected by the Shareholders), Buyer shall (i) pay at least that portion of the dollar value of the Earnout Amount that is equal to twenty percent (20%) of the number of shares of Bacou Common Stock issued and outstanding on the Closing Date in shares of Bacou Common Stock; and (ii) indemnify each such Shareholder for any income tax liability such Shareholder may incur as a result of such cash payment and that such Shareholder would not have incurred had such payment been made in the form of shares of Bacou Common Stock.

          (d) In order to minimize the chance of misunderstandings arising as to the appropriate method of calculating FYE 00 EBIT for purposes of the Earnout, the Buyer shall submit a calculation thereof to Burt (with a copy to Arent, Fox, Kintner, Plotkin & Kahn) on a quarterly basis, within 45 days following the end of each calendar quarter or 90 days following the end of each fiscal year, commencing with the fiscal year ending September 30, 1997. If Burt shall dispute any part of any such FYE 00 EBIT calculation, he shall notify Buyer in writing within 45 days following his receipt thereof. Any disagreement shall be resolved by negotiation or, if Burt and the Company are unable to reach agreement within 30 days following Buyer's receipt of any such notice of dispute from Burt, the items in dispute shall be submitted to arbitration for final and binding resolution pursuant to Section 15.12. The Shareholders' Representative shall be precluded from objecting to the manner in which FYE 00 EBIT is calculated if it has been calculated in a manner consistent with prior quarterly EBIT calculations, either as presented by the Buyer or, if disputed by Burt, in the manner in which any such disputes shall have been resolved.


     7.66 Payment of Earnout.

     (a) On or before April 15, 2001, the Company shall prepare and deliver to Shareholders, at its own expense, its financial statements for the period commencing on January 1, 2000 and ending on December 31, 2000 (such financial statements, as adopted pursuant to Section 7.6(b), (c) or (d), as the case may be, the "2000 Financial Statements"). The 2000 Financial Statements shall have been prepared in accordance with GAAP. The Company shall also deliver to Shareholders at the same time its calculation of FYE 00 EBIT which shall be derived from the income statement contained in the 2000 Financial Statements; such FYE 00 EBIT shall be calculated in accordance with the provisions of this Agreement.

     (b) Shareholders shall complete their review of the FYE 00 Disclosure Materials within sixty (60) days after their receipt thereof. If Shareholders agree with the FYE 00 Disclosure Materials, or if Shareholders do not object to the same within such sixty (60) day period, then the FYE 00 Disclosure Materials and the FYE 00 EBIT reflected therein shall be deemed final and adopted by Shareholders and Buyer.

     (c) If Shareholders believe that any amendment should be made to the FYE 00 Disclosure Materials Shareholders' Representative shall give Buyer written notice of such proposed amendments, and the reasons therefor, within the same sixty (60) day period. If Buyer agrees with the proposed amendments, these shall be made and the FYE 00 Disclosure Statements, as amended, will be deemed final and adopted by Shareholders and Buyer. If any proposed amendments are disputed by Buyer, the parties shall negotiate in good faith to resolve all disputed amendments.

     (d) If, after a period of thirty (30) days following the date on which Shareholders have given written notice of any proposed amendments to the FYE 00 Disclosure Materials, any such amendments still remain disputed, then the disputed items shall be referred to an independent auditor, who shall be one of Coopers & Lybrand, Arthur Andersen or Deloitte & Touche, to be mutually agreed between Shareholders' Representative and Buyer or selected by an arbitrator selected by the Shareholders' Representative and Buyer pursuant to the provisions of Section 15.12. The independent auditor shall function as an arbitrator whose decision shall be final and binding on the parties. The independent auditor shall render a written decision which shall be based upon proper compliance with this Section 7.6. The fees and expenses of the
independent  auditor  shall  be  split  equally  by  the  parties,   unless  the
independent auditor shall determine that a party has acted in bad faith with respect to any claim or defense, in which case the party which has been determined to have acted in bad faith shall be obligated to pay all of the fees and expenses.

     (e) Buyer shall cause the Company to provide to such independent auditor or arbitrators all necessary cooperation and access to its records, premises, personnel and auditors in order to resolve promptly any dispute as referred to in Section 7.6(d) above.

     (f) No later than ten (10) days after the FYE 00 Disclosure Materials have been adopted, as provided in Section 7.6(b), (c) or (d), as the case may be, Buyer shall deliver to Shareholders' Representative, for the benefit of the Shareholders, shares of Bacou Common Stock (subject to the Shareholders' right to receive cash in lieu thereof as provided in Section 7.5) having an aggregate value (computed as set forth in Section 7.5) equal to the dollar value of the Earnout Amount.

     7.77 Shares Not Registered. It is expressly understood and agreed by the parties hereto that the shares of Bacou Common Stock to be paid by Buyer to any Shareholder pursuant to this Article VII or pursuant to the Escrow Agreement are not registered under the Act.

     7.88 Reduction of Amounts Paid to CII. Notwithstanding anything set forth herein to the contrary, to the extent Buyer is obligated to make a payment to CII pursuant to the CII Agreement, the Shareholders' right to receive all or any part of the Earnout Amount shall be reduced, pro rata, by an aggregate amount equal to such payment to CII.

                                  ARTICLE VIII

                REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS.

     Each Shareholder hereby jointly and severally represents and warrants the following to Buyer, which representations and warranties shall be true and correct as of the date hereof and as of the Closing as if made on and as of the Closing, it being understood and agreed that no specific representation or warranty shall limit the generality or applicability of a more general representation or warranty:

     8.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation as set forth opposite its name on Schedule 8.1 and has the corporate power and authority to own or lease its properties and carry on its business as now being conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the operation of its business requires such qualification, except for failures, if any, to be so qualified and in good standing which would not have a Material Adverse Effect on the Company. The Shareholders have, prior to the execution and delivery of this Agreement, made available to Buyer, certified copies of the Articles of Incorporation and bylaws of the Company, each as in effect on the date hereof. The minute books, stock certificate books and stock transfer ledgers of the Company (collectively, the "Corporate Books"), copies of which have been provided by the Shareholders to Buyer as provided in Section 10.9, are complete and correct and properly reflect all material transactions involving the business and operations of the Company.

     8.2 Authorized Capitalization; Outstanding Stock. The authorized capital stock of the Company is set forth on Schedule 8.2. Schedule 8.2 sets forth the number and class of shares of capital stock of the Company that are issued and outstanding (the "Shares"), the name of the legal and beneficial holder thereof together with the certificate number and the number of outstanding shares evidenced thereby and the percentage of the aggregate issued and outstanding shares of such class of capital stock so held by such holder (such percentage, the "Ownership Percentage"). Such shares are owned beneficially and of record by such holders and each such holder has good and valid title to such shares so owned by it/him/her free and clear of all Liens. Such shares have been duly authorized, are validly issued and are fully paid and non-assessable and free of preemptive rights and have not been issued in violation of any securities laws. Except as set forth on Schedule 8.2, there are no outstanding rights, warrants, options or agreements with respect to any class of capital stock of the Company.

     8.3 Subsidiaries. The Company has no Subsidiaries. The Company is not a party to any partnership agreement or understanding or joint venture agreement or understanding.

     8.4 Authority; Binding Effect. Each of the Company and the Shareholders has full power, authority and capacity to execute and deliver each Purchase Document to which the Company or such Shareholder is a party and to perform the transactions required of the Company or such Shareholder thereunder and at the Closing. Each Purchase Document to which the Company or any Shareholder is a party has been duly authorized, executed and delivered by the Company or such Shareholder, as the case may be, and constitutes the legal, valid and binding obligations of the Company or such Shareholder, as the case may be, enforceable against the Company or such Shareholder, as the case may be, in accordance with the terms and provisions thereof, subject to general equity principles and to applicable bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium and other similar laws from time to time in effect affecting the enforcement of creditors' rights generally (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     8.5 Non-Contravention. Neither the execution and delivery by the Company or any Shareholder of any Purchase Document to which the Company or such Shareholder is a party nor the consummation by the Company or such Shareholder of the transactions contemplated thereby (a) will violate any provision of the Articles of Incorporation or bylaws of the Company, (b) will violate or conflict with any applicable statute, law, ordinance, rule, regulation, order, judgment or decree applicable to the Company or any Shareholder, (c) will conflict with or constitute a violation of or a default (or an event which with notice or lapse of time or both, would constitute a default) under, or will result in the termination of, or accelerate performance required by, any contract to which the Company or any Shareholder is a party or to which any of the assets or properties of the Company or any Shareholder are subject, or (d) will result in the creation of any Lien upon any of the capital stock of the Company or upon any of the property or assets of the Company, except, in the case of (c), any such conflict, violation or default that could not have a Material Adverse Effect on the Company. Except for the consent and approval of the Merger and the Purchase Documents, and the transactions contemplated thereby, by the Shareholders and by the Board of Directors of the Company, which have already been obtained, and the HSR Approval, neither the execution or delivery by the Company or any Shareholder of any Purchase Document to which the Company or such Shareholder is a party nor the consummation of the transactions contemplated thereby will require the consent, authorization or approval of, or notice to or filing or registration with, any Person.

     8.6 The Financial Statements. The Financial Statements (true, correct and complete copies of which are attached hereto as Schedule A to Schedule 8.6), are
(a) true, accurate and in all material respects complete; and (b) fairly and in all material respects accurately present the properties, assets, liabilities, financial positions and results of operations of the Company as of the respective dates and for the respective periods covered thereby.

     As of September 30, 1996, the Company did not have any liabilities or obligations (whether secured or unsecured, accrued, absolute, contingent or otherwise) which, under GAAP, should have been but which were not reflected or reserved against in the 1996 Financial Statements. Since September 30, 1996 the Company has not incurred any liabilities or obligations (whether secured or unsecured, accrued, absolute, contingent or otherwise), including, without limitation, any items of litigation, except any such liabilities or obligations
(i) arising under and in compliance with the Contracts to which the Company is a party, (ii) incurred in the ordinary course of business of the Company, and
(iii) such other  liabilities  or  obligations as shall be set forth in Schedule
8.6.

     8.7 Interim Changes. Since October 1, 1996, the business of the Company has been operated in the ordinary course and, except as set forth on Schedule 8.7, the Company has not (nor has it authorized or proposed or entered into any contract, agreement, commitment or arrangement to do any of the following):

          (i) incurred or become subject to, or agreed to incur or become subject to, any liability (whether secured or unsecured, accrued, absolute, contingent or otherwise), except (a) any such liabilities incurred in the ordinary course of its business, consistent with past practice, and (b) loans to employees, officers, directors or Affiliates of the Company made in the ordinary course of business but not exceeding $1,000 in the aggregate outstanding at any time;

          (ii) except with respect to the transactions contemplated by this Agreement, entered into (A) any transaction, contract or commitment outside the ordinary course of business, or (B) any commitment not terminable by the Company in less than thirty (30) days;

          (iii) experienced any work stoppage with respect to the business of the Company or obtained Knowledge of the Company of any threatened or anticipated work stoppage;

          (iv) experienced any Material Adverse Change in its business or customer relations;

          (v) granted any general pay increases to its employees, officers or directors or changed the rate of compensation, commission, bonus or other remuneration payable to any of its employees, directors, officers, agents or shareholders with the exception of increases not exceeding 3% to any such Person made in the ordinary course of business consistent with past practices;

          (vi) sustained any damage or loss to its business or properties in excess of $10,000 in the aggregate (whether or not covered by insurance);

          (vii) paid, canceled, waived or discharged any Lien other than in the ordinary course of business;

          (viii) instituted or settled any litigation, action or proceeding relating to its business;

          (ix) entered into any lease, whether as lessor or lessee, for real property or incurred any obligation to enter into any such lease or purchased any real property;

          (x) changed its investment practices, actuarial practices, underwriting standards or retention policies, claims, payment and processing practices, policies regarding intercompany transactions or other policies or practices affecting its assets, liabilities or business;

          (xi) made any direct or indirect redemption, purchase or other acquisition of any of its capital stock; or split, combined or reclassified any of its capital stock or issued any other security in respect of or in substitution therefor; or repurchased, redeemed or otherwise acquired any of its shares of capital stock;

          (xii) canceled, amended or established any Employee Plan or made any payments or distributions under any Employee Plan;

          (xiii) issued, delivered, pledged, encumbered, sold or purchased any shares of its capital stock or securities convertible into, or rights, warrants or options to acquire, any shares of its capital stock or other convertible securities of the Company;

          (xiv) acquired or agreed to acquire by merging or consolidating with, or by purchasing any material portion of the capital stock or assets of, or by any other manner, any business, corporation, partnership, association or other business organization, or any division thereof;

          (xv) amended, canceled or terminated (other than by its terms) or waived any provision of any Contract to which it is a party which required, requires or is anticipated to require payments in excess of $5,000 in the aggregate, in any twelve-month period;

          (xvi) granted a Lien;

          (xvii) entered into any employment compensation or other agreement with any of its officers, directors, shareholders, Affiliates, employees or agents (other than in connection with the hiring of new employees in the ordinary course of business at an annual compensation not in excess of $50,000 for any person) or terminated the employment of any of its employees (other than in the ordinary course of business) or officers;

          (xviii) canceled or compromised any of its claims or liabilities other than in the ordinary course of business or paid, canceled, waived or discharged any Lien other than in the ordinary course of business;

          (xix) amended the Articles of Incorporation or bylaws of the Company;

          (xx) received any notice of default under any Contract;

          (xxi) disposed of or permitted the lapse of any Intellectual Property Rights;

          (xxii) sold any marketable securities other than in the ordinary course of business; or

          (xxiii) disposed of or changed its assets other than in the ordinary course of business;

          (xxiv) made any material changes in its methods of operation;

          (xxv) made any capital commitments or expenditures in excess of $100,000 in the aggregate;

          (xxvi) paid or declared any dividends or issued or purchased any capital stock or rights relating thereto except Tax Distributions with respect to the Company's fiscal year ending on September 30, 1997; provided that such Tax Distributions shall not exceed One Million Two Hundred Thousand Dollars ($1,200,000) in the aggregate;

          (xxvii) entered into any employment contracts not terminable at will by the Company;

          (xxviii) made any material changes in its financial structure or accounting practices;

          (xxix) failed to pay or make any bonus, incentive, contingent or other payments or expenditures which are consistent with historical practices or planned pursuant to the capital and operating budgets of the Company for its fiscal year ending September 30, 1997 (the "Budgets") or required by agreements in place at June 30, 1997 except the amount of any bonus payable to Burt for such fiscal year which he may waive; or

          (xxx) otherwise suffered a Material Adverse Change.

     8.8 Owned and Leased Property.

          (a) Except as set forth in Schedule 8.8(a), the Company has good and marketable title to its owned Tangible Personal Property free and clear of all Liens except Liens for current Taxes and assessments not yet delinquent or being contested in good faith by appropriate proceedings.

          (b) All leases and subleases pursuant to which the Company (i) leases (whether as lessee or lessor) its Tangible Personal Property, or (ii) leases or has leased any real property as lessor or lessee (the "Leased Real Property") are set forth on Schedule 8.8(b). Such leases and subleases (other than the leases identified on Schedule 8.8(b) as no longer in effect) are in good standing and are valid and binding against the Company, and to the Knowledge of the Company the other parties thereto, in accordance with their respective terms, subject to general equity principles and to applicable bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium and other similar laws from time to time in effect affecting creditors' rights generally (whether considered in a proceeding in equity or at law), and there is not, under any of such leases or subleases any existing default, event of default or event which with notice or lapse of time or both would constitute a default, by the Company or, to the Knowledge of the Company, any Person from or to whom the Company leases or subleases such Tangible Personal Property or Leased Real Property. None of the rights of the Company under any of such leases or subleases is subject to termination or modification as the result of the transactions contemplated by any Purchase Document.

          (c) All buildings, machinery, equipment, fixtures, rolling stock and tools (including, without limitation, all replacement parts therefor to the extent such parts exist), used or useful in the business of the Company, whether owned or leased by the Company, have been properly maintained and are in good operating condition (except for ordinary wear and tear), and are capable of being used in the business of the Company, without present need for repair or replacement except in the ordinary course of business except for such failures which would not have a Material Adverse Effect on the Company.

          (d) All real property owned by the Company on or prior to the date hereof is set forth on Schedule 8.8(d) (the "Owned Real Property").

          (e) To the Knowledge of the Company, there are no encroachments upon any of the Properties and the improvements situated upon such Properties do not encroach upon or violate any rights or way, easements or the lands of others. The use of such Properties by the Company and the conduct of the business of the Company on such Properties does not violate any law, rule, regulation or zoning or use ordinance of any governmental body or authority applicable to such Properties and, in connection with such use and conduct, there are no violations of law or rule with respect to water supply, sewage or waste disposal facilities.

          (f) The Company has not received any notice of any special assessment or condemnation from a Governmental Entity with respect to any of the Properties.

          (g) All molds utilized in the business of the Company: (i) except as set forth on Schedule 8.8(g), are owned by the Company free of all liens and encumbrances; and (ii) to the extent that any of the molds are not located at the offices of the Company, they are located at the sites and currently possessed by the Persons listed in Schedule 8.8(g); and (iii) prior to the Closing Date, the Shareholders shall deliver to Buyer a bailment agreement substantially in the form listed in Schedule 8.8(g) from each such Person currently possessing any of the Company's molds affirming the Company's ownership of the molds free of all Liens.

     8.9 Environmental Matters.

          (a) All permits, licenses, registrations, consents, orders, certificates, approvals and other authorizations (each an "Environmental Permit") which are required under Environmental Laws for the conduct of the Company's business or the operation of any property owned, leased or occupied by the Company which are required to be obtained or applied for by the Company have been so obtained or applied for.

          (b) The Company has not failed to comply with any Environmental Laws or any Environmental Permit and the Company has not been notified by any Governmental Entity, and to the Knowledge of the Company, there are no facts indicating, that any Environmental Permit will be modified, suspended, canceled or revoked or cannot be renewed in the ordinary course of business.

          (c) Except as disclosed in Schedule 8.9(c), no Hazardous Substance is presently or has been in the past generated, stored, handled, treated, transported to or from or disposed of on any property currently or formerly owned by the Company, or operated or leased by the Company (during the period of such operation or lease), and to the Knowledge of the Company, no property currently or formerly owned, operated or leased by the Company has been used by others, including but not limited to prior owners, lessees and operators, for the generation, storage, handling, treatment, transportation or disposal of any Hazardous Substance. The Company has not generated, disposed of, transported or arranged for the transportation (directly or indirectly) of any Hazardous Substances to any location that is listed or, to the Knowledge of the Company, proposed for listing on the National Properties List or the CERCLA Information System under CERCLA, or under any similar state, local or foreign list, or where there has been a Release or suspected Release of a Hazardous Substance. To the Knowledge of the Company, no part of any property owned, operated or leased by the Company ever was used as (i) a gasoline service station or for the purpose of selling, dispensing, storing, transferring or handling petroleum or petroleum products, or (ii) as a dry-cleaning establishment.

          (d) The Company has not received any notice or order from any Person advising it that it is responsible for or potentially responsible for Cleanup or remediation of any Hazardous Substances and the Company has not entered into any agreements concerning such Cleanup. No work, repair, construction or capital expenditure is planned or required in respect of the assets of the Company pursuant to or to comply with any Environmental Law, nor has the Company received any notice of any such requirement.

          (e) There is no Environmental Claim pending or, to the Knowledge of the Company, threatened against the Company or pending or, to the Knowledge of the Company, threatened against any other Person whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law. No real property currently or formerly owned by the Company, or operated or leased by the Company (during the period of such operation or lease) has been impacted by any Release or threatened Release of any Hazardous Substance and no condition exists which may result in a claim, right of action, or recovery by any Person under any Environmental Law.

          (f) There are no past or present (or to the Knowledge of the Company, future) actions, activities, circumstances, conditions, events or incidents (including, without limitation, the Release or presence of any Hazardous Substance) which could form the basis of any Environmental Claim against the Company or against any other Person whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law.

          (g) The Shareholders have delivered or otherwise made available for inspection to Buyer true, accurate and complete copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by the Company pertaining to Hazardous Substances in, on, beneath or adjacent to any property or regarding compliance by the Company with applicable Environmental Laws.

          (h) No transfers of permits or other governmental authorizations under Environmental Laws, and no additional permits or other governmental authorizations under Environmental Laws, will be required to permit Buyer to conduct the business of the Company in full compliance with all applicable Environmental Laws immediately following the Closing, as conducted by the Company immediately prior to the Closing.

          (i) Except as set forth on Schedule 8.9(i), to the Knowledge of the Company, there are no underground or above-ground storage tanks (whether or not currently in use) located on or under any real property currently owned, operated or leased by the Company, and no underground tank previously located on any real property currently owned, operated or leased by the Company has been removed from that property.

          (j) None of the Property is located in a special flood hazard area.

          (k) The Company is not subject to any outstanding order, judgment, injunction, decree or writ from, or contractual obligation to or with, any Governmental Entity or other Person in respect of which the Company may be required to incur any out-of-pocket expenses or attorneys' or accountants' fees (collectively, "Losses"), whether direct or indirect, known or unknown, current or potential, past, present or future, imposed by, under or pursuant to Environmental Laws, including, without limitation, all Losses related to any remedial action, and all fees, disbursements and expenses of counsel, experts, personnel and consultants based on, arising out of or otherwise in respect of: (i) the ownership or operation of the business of the Company, or any property, assets, equipment or facilities, owned or leased by the Company; (ii) the environmental conditions existing on the Closing Date on, under or above the properties, assets, equipment or facilities currently or previously owned, leased or operated by the Company or any of the Company's predecessors or Affiliates; and (iii) expenditures necessary to cause any property or any aspect of the Company to be in compliance with any and all requirements of Environmental Laws as of the Closing Date including, without limitation, all Environmental Permits issued under or pursuant to such Environmental Laws (collectively "Environmental Liabilities") and costs arising from the Release or threatened Release of a Hazardous Substance.

          (l) Neither the Company nor any of the currently or formerly owned or operated property used by the Company is the subject of any pending or, to the Knowledge of the Company, threatened federal, state or local enforcement action, investigation, remedial action, litigation, claim or notice by any Person under any Environmental Laws.

     8.10 Intellectual Property Rights.

          (a) Schedule 8.10(a) lists: (i) all registered Intellectual Property Rights, together with applications therefor that are pending or in the process of preparation; (ii) all licenses (other than licenses with respect to the Company's use of off-the-shelf software programs) and other agreements allowing the Company to use the Intellectual Property Rights;
     (iii) all unregistered Intellectual Property Rights which are material to the business of the Company; and (iv) all royalty agreements relating to any Intellectual Property Rights and to which the Company is a party.

          (b) The Company is the sole and exclusive owner of the Intellectual Property Rights listed on Schedule 8.10(a), free and clear of any claims or Liens other than such claims and Liens existing on the date hereof in favor of Fleet National Bank of Connecticut and royalties payable under agreements set forth on Schedule 8.10(b). The Company has the means, rights and information (including, without limitation, Intellectual Property Rights) required to manufacture, process, sell, offer for sale and use the items and perform the services as presently being manufactured, processed, offered for sale, sold, used or performed by it, including, without limitation, the means, rights and information (including, without limitation, Intellectual Property Rights) required to manufacture, process, offer for sale, sell and use all such items and perform all such services without incurring any liability for license fees, royalties or other payments or any claims of infringement of any intellectual property rights of any other Person except as set forth on Schedule 8.10(a).

          (c) None of the Intellectual Property Rights infringes upon the rights of any third party nor does any use by any third party of (i) the Posicheck patent, or (ii) to the Knowledge of the Company, any of the other Intellectual Property Rights, infringe upon any of the rights of the
     Company therein, and there are no claims pending or threatened in connection with any such infringement with respect to any of the Intellectual Property Rights.

          (d) The Company has not received any notice that any of its processes or products infringe upon any intellectual property rights of any third party.

          (e) Except as listed on Schedule 8.10(e), the Company does not pay any royalty to any Person with respect to any of the Intellectual Property Rights or any of the expertise relating thereto, nor does the Company receive royalties with respect thereto. The Company has not licensed or sublicensed any of the Intellectual Property Rights to any Person except as set forth on Schedule 8.10(e). The Company has not received any notice which would prevent or materially hinder it from using anywhere in the world any of its Intellectual Property Rights.

          (f) All registration fees with respect to the Intellectual Property Rights have been paid and the Company has not taken any action or failed to take any action that would impair any of its right, title or interest in any of the Intellectual Property Rights.

          (g)  The  execution  and  delivery  of  the  Purchase   Documents  and
     performance thereunder will not result in the loss or impairment of any of the Intellectual Property Rights.

     8.11 Litigation. Except as set forth in Schedule 8.11, there are no actions, suits or proceedings by or before any court or Governmental Entity pending or, to the Knowledge of the Company, threatened by or against the Company or involving or affecting the business of the Company or any of its respective assets. The Company is not subject to any order, writ, injunction, judgment or decree.

     8.12 Tax Matters.

          (a) All Tax Returns of the Company which are required to be filed have been duly and timely filed with the appropriate Governmental Entities. All such Tax Returns are true, correct and complete in all material respects.

          (b) All Taxes shown as due and owing on such Tax Returns have been fully and timely paid. With respect to any period for which Tax Returns of the Company have not been filed as of the Closing, or for which Taxes are not yet due or owing as of the Closing, the Company has made adequate provisions therefor in accordance with GAAP. The Shareholders have delivered to Buyer true and complete copies of all federal, state, foreign and local income Tax Returns of the Company filed by or with respect to the Company or with respect to the income or operations of the Company for the years ending on or after September 30, 1992.

          (c) There is no action, suit, proceeding, audit, investigation or claim now pending or, to the Knowledge of the Company, threatened, regarding any Taxes or any Tax Return of the Company. No examination of any Tax Return of the Company is currently in progress. Beginning with the Company's taxable year ending on September 30, 1981, Shareholders and the Company have filed all federal, state, foreign and local income tax returns reporting income and operations of the Company based on the status of the Company as an "S" corporation within the meaning of Section 1361 of the Code.

          (d) Neither the Company nor any predecessor corporation has been a member of an affiliated group of corporations for federal income tax purposes.

          (e) The Company made a valid election effective as of the date of its formation to be treated as an "S" corporation within the meaning of Section 1361 of the Code and any analogous state and local law requirements for federal, state and local purposes. Such election has been in full force and effect for all taxable years beginning with the Company's existence and shall remain in full force and effect through the Closing Date.

          (f) None of the Company's assets contain built-in gain (as defined in Section 1374 of the Code) which would subject the Company to tax under
     Section 1374 of the Code.

          (g) There are no tax sharing agreements or arrangements to which the Company is now or ever has been a party. The Company is not liable for Taxes pursuant to Treasury Regulation 1.1502-6.

          (h) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any return of the Company for any period with respect to any Tax.

          (i) The Company has not requested any extension of time within which to file any tax return, which tax return has not since been filed.

          (j) Except for powers of attorney granted to the Company's accountants, Ernst & Young and HM&J, no power of attorney has been granted by the Company with respect to any matter relating to Taxes which is currently in force.

          (k) Each of the Shareholders is a resident of the United States of America.

          (l) There are no Liens for Taxes on the assets of the Company other than for current Taxes not yet due and payable.

          (m) The Company has complied (and until the Closing Date will comply) with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code) and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

          (n) No property of the Company is property that is or will be required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Code (as in effect prior to amendment by Tax Reform Act of 1986) or is "tax exempt use property" within the meaning of
     Section 168 of the Code.

          (o) The Company is not required to include in income any adjustments pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company and, to the Knowledge of the Company, no such adjustment or change in accounting method has been proposed by any taxing authority.

          (p) The Company has not consented to the application of Section 341(f)(2) of the Code (or any comparable state income tax provision).

          (q) The Company is not and has not been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (r) All transactions which could give rise to a "substantial understatement" of federal income tax (within the meaning of former Section 6661 of the Code or Section 6662 of the Code) were adequately disclosed on the tax returns of the Company as required by such Sections of the Code.

          (s) The Company is not a party to any contract, arrangement or agreement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

          (t) For purposes of this section, the term "Tax Return" means all tax returns, reports, estimates, information returns, schedules, workpapers and statements required to be filed with any Governmental Entity with respect to Taxes.

     8.13 Compliance with Applicable Law. (a) The Company has all licenses, permits, approvals and other authorizations as are required and necessary in order to enable it to own and conduct its business as currently conducted. The Company has not, since October 1, 1992, violated or failed to comply with any, and the operations of the business of the Company is in compliance with all, federal, state, foreign and/or local laws, statutes, codes, orders, plans, decrees, ordinances, rules and regulations. Except as set forth in
Schedule 8.13, the Company has not received notice of any violation of, or liability or responsibility under, any applicable federal, state, foreign, or local law, statute, code, order, plan, ordinance, decree, rule or regulation which could have a Material Adverse Effect and, since October 1, 1992 the Company has not received notice of any threatened claim of such a violation, liability or responsibility (including any investigations relating thereto).

     (b) Without limiting anything set forth in Section 8.13(a), the Company has received all licenses, permits, approvals and authorizations necessary for the commercial sale of products utilizing the Posicheck patent.

     8.14 Contracts. Schedule 8.14 lists each Contract. All Contracts are in full force and effect and are valid and binding on the Company, and to the Knowledge of the Company, on other parties thereto, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Neither the Company nor, to the Knowledge of the Company, any other Person is in default under, nor has the Company or, to the Knowledge of the Company, any other Person waived any material rights under, any of the Contracts. A true and complete copy of each written Contract has been delivered to Buyer.

     8.15 Employee Benefit Plans.

     (a) Definitions. The following terms, when used in this Section 8.15, shall have the following meanings:

     "Benefit Arrangement" shall mean any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company or any ERISA Affiliate, and (C) covers any employee or former employee of the Company.

     "Employee Plans" shall mean all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall mean any corporation or business which is now, or at the relevant times was, a member of a controlled group of corporations or trades or businesses with the Company, as defined in Sections 414(b) or (c) of the Code.

     "Multiemployer  Plan"  shall mean any  "multiemployer  plan," as defined in
Section 4001(a)(3) of ERISA, which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to.

     "Pension Plan" shall mean any "employee pension benefit plan," as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which the Company or any ERISA Affiliate maintains, administers, or contributes to or is required to contribute to.

     "Welfare Plan" shall mean any "employee welfare benefit plan," as defined in Section 3(1) of ERISA, which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to.

     (b) Disclosure: Delivery of Copies of Relevant Documents and Other Information. Schedule 8.15 sets forth a complete list of Employee Plans that cover employees of the Company. The Shareholders have delivered to Buyer true and complete copies of each of the following documents: (i) each Welfare Plan and Pension Plan (and, if applicable, related trust agreements) and all amendments thereto, all written interpretations thereof and written descriptions thereof which have been distributed to the employees of the Company and all annuity contracts or other funding instruments pertaining to each Welfare Plan and Pension Plan, (ii) each Benefit Arrangement including written descriptions thereof which have been distributed to the employees of the Company and a description of any such Benefit Arrangement which is not in writing, (iii) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan, and (iv) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan and Welfare Plan. For purposes of this paragraph
(b), Multiemployer Plans, Pension Plans and Welfare Plans shall only include those plans that cover any employee or former employee (or beneficiary of either of the foregoing) of the Company.

     (c) (i) Pension Plans. No Pension Plan is subject to the minimum funding requirements of Title I of ERISA or Section 412 of the Code or Title IV of ERISA. Each Pension Plan, each related trust agreement, annuity contract or other funding instrument is qualified and tax-exempt under the provisions of Code Section 401(a) and 501(a) and has been so qualified during the period from its adoption to date. No lien imposed under the Code or ERISA exists or is likely to exist on account of any Pension Plan.

          (ii) Employee Plans. No Employee Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of the Company after retirement or other termination of service (other than (i) coverage mandated by applicable law including, without limitation, health benefit continuation rights under federal and state law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of the Company or any ERISA Affiliate, or (iv) benefits, the full cost of which is borne by the current or former employee (or his or her beneficiary)). No amounts payable under the Employee Plans or any other agreement or arrangement to which the Company is a party will, as a result of the transaction contemplated hereby, fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

          (iii) Multiemployer Plans. Neither the Company nor any ERISA Affiliate contributes to, or within the past six years has been obligated to contribute to, any Multiemployer Plan.

          (iv) Compliance with Law. Each Welfare Plan which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated, in all material respects, in compliance with provisions of Part 6 of Title I of ERISA and
Section 4980B of the Code at all times.

          (v) Benefit Arrangements. Each Benefit Arrangement which covers employees of the Company has been maintained, in all material respects, in compliance with its terms and, in all material respects, with the applicable requirements of the Code or ERISA.

          (vi) Fiduciary Duties and Prohibited Transactions. Neither the Company nor any plan fiduciary of any Welfare Plan, Pension Plan or Benefit Arrangement which covers or has covered employees or former employees of the Company or any ERISA Affiliate, has engaged in (a) any transaction in violation of Sections 404 or 406 of ERISA, or (b) any "prohibited transaction," as defined in Section 4975 of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code.

          (vii) No Liability. The Company has not taken any action, nor has any event occurred, that has resulted or will likely result in liability under Title IV of ERISA, including, but not limited to, withdrawal liability with respect to any Multiemployer Plan, which liability will become a liability of Buyer. All Employee Plans are fully paid up or fully funded or adequate provision for all liabilities or obligations of the Company in respect of or relating to any period or portion thereof on or before the Closing Date have been made in the Financial Statements.

     8.16 Transactions with Affiliates. Except as set forth in Schedule 8.16, the Company is not a party to any contract, agreement or other arrangement with any of its shareholders, officers, directors, employees or Affiliates.

     8.17 Insurance. Each insurance policy currently in effect that insures the business, property (whether real or personal), operations, employees or officers of the Company is listed on Schedule 8.17 (collectively, the "Insurance Policies") and is in full force and effect, the premiums due thereunder have been paid as they became due and payable and the Company has not received any notice of cancellation or termination in respect of any such policy or is in default thereunder. Such policies are sufficient for compliance with all requirements of law. Schedule 8.17 sets forth all outstanding claims under any Insurance Policy.

     8.18 Labor Relations. (a) No work stoppage against the business of the Company is pending or, to the Knowledge of the Company, is threatened. The Company is not involved in or, to the Knowledge of the Company, threatened with any labor dispute, arbitration, lawsuit or administrative proceeding relating to labor matters involving any of the employees of the Company with respect to its business (excluding workers' compensation claims which, in the aggregate, would not have a Material Adverse Effect on the Company). Except as set forth on
Schedule 8.16, there are no outstanding loans or advances to any officer, director, employee or shareholder of the Company.

     (b) Except as set forth on Schedule 8.18(b), the Company:

          (i) is not liable for any accrued bonus compensation, vacation pay, severance pay or arrears of wages except as reflected on the Financial Statements;

          (ii) is not currently involved in or in the past 3 years has not had any activity or proceedings by a labor union or representative thereof to organize any of its employees and no such activity or proceeding is, or in the past 3 years, has been, threatened against the Company; and

          (iii) is not subject to any pending or, to the Knowledge of the Company, threatened complaints or investigations involving the Company by any Person responsible for the investigation and enforcement of any foreign, federal, state or local labor, employment or discrimination laws, statutes, public policies, orders, regulations, ordinances or other requirements respecting any labor, employment and employment practices, discrimination, terms and conditions of employment, or wages and hours.

     8.19 Location of Off Site Assets. Except as set forth on Schedule 8.19 and except for goods in transit and financial assets, none of the tangible assets of the Company is located on any real property other than the Properties owned or leased by the Company as of the date hereof.

     8.20 Inventory. All inventory of the Company has been and will be acquired in the ordinary course of business and consistent with its prior practice. Except as shown on Schedule 8.20, all of the inventory (including raw materials, work-in-process, finished goods, and all packing, packaging and instructional materials for the same) of the Company is reflected in the Financial Statements, or was acquired thereafter and is, and as of the Closing will be, in good condition, not obsolete, defective or subject to any material backlog, and is and will be usable or saleable in the usual and ordinary course of business within its normal inventory "turn" experience and is valued (a) for purposes of such inventory reflected in the Financial Statements, on a basis consistent with past practices, and (b) as of the Closing, at the lower of cost (determined on a first-in first-out basis) or market value. For purposes of the immediately preceding sentence, "obsolete inventory" shall mean any inventory of the Company (other than inventory of replacement parts) (a) which has not sold within the six-month period preceding the date hereof, or (b) for which there was a supply of greater than six months' inventory "turn" as measured by sales of the Company in the six month period preceding the date hereof. The Company is not under any liability or obligation with respect to the return or repurchase of any goods in the possession of customers except for amounts which are not material and are consistent with historical levels of returns and allowances.

     8.21 Accounts Receivable. Schedule 8.21 lists (i) all of the accounts receivable of the Company in excess of $10,000 written off since September 30, 1996 or against which a specific reserve has been provided, and (ii) each account receivable of the Company not arising in the ordinary course of its business. Schedule 8.21 sets forth a list of all accounts receivable of the Company in excess of $10,000 with an invoice date prior to September 30, 1996 that have not been paid on or prior to August 31, 1997. In the event any accounts receivable of the Company reflected on the 1997 Financial Statements are not collected on or prior to the sixth month anniversary of the Closing Date, Buyer shall have the right to cause the Escrow Agent to deliver to Buyer from the Escrow Account (in accordance with the procedures set forth in Section 12.1(e)) shares of Bacou Common Stock having an aggregate value (determined on the basis of the Closing Price) equal to the aggregate amount of such uncollected accounts receivable minus an amount equal to the specific reserves, if any, therefor set forth in the 1997 Financial Statements subject, however, to Shareholders right to pay to Buyer cash in an amount equal to the Receivables Amount as provided in Section 12.1(e). For purposes hereof, the term "Receivables Amount" means the aggregate amount of such uncollected accounts receivable minus an amount equal to (i) the reserves, if any, for doubtful accounts set forth in the balance sheet included in the 1997 Financial Statements, and (ii) the aggregate value of any inventory returned to the Company with respect to any uncollected accounts receivable (valued as set forth in Section 8.20).

     8.22 Agents. Except for agents for service of process and customs brokers and except as provided in Section 8.12(j), the Company has not designated or appointed any Person to act for it or on its behalf pursuant to any power of attorney or agency which is presently in effect.

     8.23  Warranty  and Product  Liability  Claims.  (a) Except as disclosed on
Schedule 8.23, the Company has not made any express warranties or guaranties with respect to any products manufactured or sold or services rendered in the operation of its business, and no claims are pending or asserted or, to the Knowledge of the Company, threatened that any product of the Company was defective or caused any injury or harm to any person or property, including all such claims or allegations relating to returns, express or implied warranty violations, failure to warn or similar matters. To the Knowledge of the Company no Person has any basis upon which to make any such claims. All pending, or, to the Knowledge of the Company, threatened or asserted claims set forth on
Schedule 8.23 are covered by insurance and are not subject to any deductibles other than the amount of the deductible set forth opposite such claim on such Schedule. With respect to a breach of this Section 8.23(a), all claims of the Buyer shall be net of any specific warranty reserve set forth on the balance sheet included in the 1997 Financial Statements.

          (b) Schedule 8.23(b) sets forth all accidents since October 1, 1992 that have alleged to have been, or that, to the Knowledge of the Company, could be alleged to have been, caused by any product manufactured or sold by the Company or by any services rendered by the Company, regardless of whether a claim therefor has been asserted or threatened against any Person.

     8.24 No Brokers. Neither any Shareholder nor the Company has employed any broker, finder, advisor or intermediary in connection with the transactions contemplated hereby which would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof.

     8.25 No Other Agreements to Sell. Neither any Shareholder nor the Company is a party to any agreement to sell all or a portion of any of the capital stock of the Company or any of its respective assets (other than the sale of inventory in the ordinary course of business) to any Person other than Buyer.

     8.26 Disclosure. No statement contained in any Purchase Document or in any agreement, document or instrument executed in connection therewith or in any certificate or schedule relating thereto or delivered in connection therewith, whether heretofore furnished to Buyer or hereafter required to be furnished to Buyer, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

     8.27 Material Adverse Effect. No Material Adverse Effect with respect to the Company has occurred since September 30, 1996; except as otherwise disclosed in this Agreement or any Schedule hereto.

     8.28 Copies of Documents. The shareholders have caused to be delivered to the Buyer and its advisers, true, complete and correct copies of all documents referred to in this Article VIII or in any Schedule attached hereto.

     8.29 Purchase for Investment. (a) With respect to any shares of Bacou Common Stock that any Shareholder may receive pursuant to the terms of this Agreement (i) such Shareholder (other than Keith Wruck and Joseph Burt (each a "Non-Accredited Shareholder")) is an "Accredited Investor" (as defined under Rule 501(a) of Regulation D of the Act), (ii) such Shareholder will acquire such shares for investment for its/his/her own account and not with a view to, or for sale in connection with, any distribution or public offering thereof, (iii) such Shareholder will not resell, pledge, assign or otherwise dispose of such shares unless they are subsequently registered under the Act and applicable securities laws of certain states or an exemption from such registration is available, (iv) such Shareholder (either alone or together with its/his/her advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of any investment in such shares and is capable of bearing the economic risks of any such investment, and (v) no commission or other remuneration was paid, directly or indirectly, for soliciting any investment in such shares.

     (b) With respect to the shares of Bacou Common Stock that any Non-Accredited Shareholder may receive pursuant to the terms of this Agreement, such Non-Accredited Shareholder hereby acknowledges and agrees that (i) such shares will be acquired by such Non-Accredited Shareholder for his own account as an investment and not with a view to, or for sale in connection with, any distribution or public offering thereof, (ii) such Non-Accredited Shareholder has consulted with such financial and legal advisers as he has deemed necessary so as to be capable of evaluating the merits and risks of any investment in such shares and is capable of bearing the economic risks of any such investment,
(iii) the Buyer has made available to such Non-Accredited Shareholder, during the course of this transaction, the opportunity to ask questions of and receive answers from representatives of the Buyer concerning the terms and conditions of such shares and to obtain any additional information relating to the financial condition and business of the Buyer, to the extent that such representatives possessed such information or could acquire it without unreasonable effort or expense, (iv) no commission or other remuneration was paid, directly or indirectly, for soliciting any investment in such shares, and (v) such Non-Accredited Shareholder will not resell, pledge, assign or otherwise dispose of such shares unless they are subsequently registered under the Act and applicable securities laws of certain states or an exemption from such registration is available.

     (c) It is understood and agreed that the shares of Bacou Common Stock to be issued by the Buyer to the Shareholders pursuant to the terms of this Agreement will be issued without their registration under the Act and, therefore, such shares cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act or unless an exemption from such registration is available. If Buyer receives an unqualified legal opinion from Arent, Fox, Kintner, Plotkin & Kahn specifying and stating that such an exemption from registration is available with respect to the sale, pledge, assignment or other disposition of all or any part of such shares, the Buyer shall consent to such sale, pledge, assignment or other disposition of such shares.

     (d) Upon the issuance of the shares of Bacou Common Stock to the Shareholders pursuant to the terms of this Agreement, the certificate or certificates representing ownership of such shares shall bear the following legend on the reverse side thereof:

          The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities act. No registration or transfer of such shares will be made on the books of the Corporation unless such transfer is made in connection with an effective registration statement under the Act or pursuant to an exemption from the registration requirements of the Act.

     (e) Each Shareholder ackowledges and agrees that the shares of Bacou Common Stock to be issued to such Shareholder pursuant to the terms of this Agreement have not been registered under the Act by reason of their contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof and the provisions of Rule 506 of Regulation D promulgated thereunder and that the reliance of Buyer upon such exemptions is predicated in part upon this Section.

     8.30 Loans. Except as set forth on Schedule 8.7 there are no loans outstanding to employees, officers, directors or Affiliates of the Company.

     8.31 Dissenting Shareholders. None of the Shareholders is entitled to any appraisal rights under the PBCL.

                                   ARTICLE IX

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Each of Buyer and Merger Sub hereby jointly and severally represents and warrants the following to each Shareholder, which representations and warranties shall be true and correct as of the date hereof and as of the Closing as if made on and as of the Closing, and no specific representation or warranty shall limit the generality or applicability of a more general representation or warranty:

     9.1 Organization. Each of Buyer and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as now being conducted. Each of Buyer and Merger Sub is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the operation of its business requires such qualification, except for failures, if any, to be so qualified and in good standing which would not have a Material Adverse Effect on it. Each of Buyer and Merger Sub has, prior to the Closing, made available to the Company a copy of its Certificate of Incorporation and bylaws, each as in effect on the Closing.

     9.2 Authority; Binding Effect. Each of the Buyer and Merger Sub has full power, authority and capacity to execute and deliver each Purchase Document to which Buyer or Merger Sub is a party and to perform the transactions required of the Company or Merger Sub thereunder and at the Closing. Each Purchase Document to which the Buyer or Merger Sub is a party has been duly authorized, executed and delivered by the Buyer or Merger Sub, as the case may be, and constitutes the legal, valid and binding obligations of the Buyer or Merger Sub, as the case may be, enforceable against the Buyer or Merger Sub, as the case may be, in accordance with the terms and provisions thereof, subject to general equity principles and to applicable bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium and other similar laws from time to time in effect affecting the enforcement of creditors' rights generally (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     9.3 Authorized Capitalization; Outstanding Stock. The authorized capital stock of Buyer consists of 25,000,000 shares of Bacou Common Stock of which, as of August 31, 1997, approximately 17,350,000 shares were issued and outstanding. The shares of Bacou Common Stock to be issued in connection with the Merger, when issued to the Shareholders in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable. Buyer shall list such shares on the NASDAQ National Market System no later than sixty (60) days after the Closing Date.

     9.4 Non-Contravention. Neither the execution and delivery by the Buyer or Merger Sub of any Purchase Document to which the Buyer or Merger Sub is a party nor the consummation by the Buyer or Merger Sub of the transactions contemplated thereby (a) will violate any provision of the Articles of Incorporation or bylaws of the Buyer or Merger Sub, (b) will violate or conflict with any applicable statute, law, ordinance, rule, regulation, order, judgment or decree applicable to the Buyer or Merger Sub in such a way as to cause a Material Adverse Effect, (c) will conflict with or constitute a violation of or a default (or an event which with notice or lapse of time or both, would constitute a default) under, or will result in the termination of, or accelerate performance required by, any contract to which the Buyer or Merger Sub is a party or to which any of the assets or properties of the Buyer or Merger Sub are subject, or
(d) will result in the creation of any Lien upon any of the capital stock of the Buyer or Merger Sub or upon any of the property or assets of the Buyer or Merger Sub. Except for the consent and approval of the Merger and the Purchase Documents, and the transactions contemplated thereby, by the Board of Directors of the Buyer and the HSR Approval, neither the execution or delivery by the Buyer or Merger Sub of any Purchase Document to which the Buyer or Merger Sub is a party nor the consummation of the transactions contemplated thereby will require the consent, authorization or approval of, or notice to or filing or registration with, any Person.

     9.5 Securities Filings. Buyer's Annual Reports on Form 10-K for the year ended December 31, 1996 (the "Buyer 1996 10-K") in the form (including exhibits) filed with the Securities and Exchange Commission (the "SEC") as amended and supplemented by all filings with the SEC since that date, including Forms 10-Q and 8-K, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets incorporated by reference into such 10-K report or in any such filings (including the related notes and schedules) fairly presents the financial position of the entities to which it relates as of its date and each of the consolidated statements of income and retained earnings and of changes in financial position incorporated by reference into such 10-K report or subsequent filings (including any related notes and schedules) fairly presents the results of operations, retained earnings and changes in financial position, as the case may be, of the entities to which it relates for the period set forth therein, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved. Since December 31, 1996 to the date of this Agreement there has not been any Material Adverse Change in the financial condition or results of operations of Buyer and its subsidiaries considered as a whole.

     9.6 Rule 144 Holding Period. If, with respect to the shares of Bacou Common Stock issued to the Shareholders pursuant to the terms hereof, Buyer receives an unqualified legal opinion from Arent, Fox, Kintner, Plotkin & Kahn that the Shareholders have complied with the applicable holding period under Rule 144 promulgated under the Securities and Exchange Act of 1934, Buyer shall acknowledge and agree to such compliance.

                                    ARTICLE X

                       FURTHER AGREEMENTS OF THE PARTIES.

     10.1 Environmental Report. On or before the Closing Date, the Shareholders shall cause to be furnished to Buyer a Phase I environmental site assessment report with respect to the Company's real property located in Middletown, Connecticut satisfactory to Buyer in its sole discretion which assessment shall be performed at the expense of the Shareholders by a reputable environmental engineering firm satisfactory to Buyer in its sole discretion.

     10.2 Maintenance of Corporate Existence. The Shareholders shall cause the Company (i) to maintain its corporate existence in its jurisdiction of incorporation, and (ii) to be in good standing in its jurisdiction of incorporation and in such other States in which the conduct of its business or the maintenance of its assets requires it to be in good standing.

     10.3 Filings; Other Action.

     (a) The Shareholders shall cause the Company to and Buyer shall (i) use all best efforts to cooperate with one another in (A) determining which filings or registrations are required to be made prior to the Closing Date with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Closing Date from, any Governmental Entity in connection with the execution and delivery of each Purchase Document and the consummation of the transactions contemplated thereby, and (B) timely make all such filings and registration and timely seek all such consents, approvals, permits or authorizations; and (ii) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by each Purchase Document.

     (b) Buyer and the Company each acknowledge that it filed, on or before September 5, 1997, Premerger Notification and Report Forms with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice.

     10.4 Access to Information. The Shareholders shall, and shall cause the officers and employees of the Company to, afford Buyer and its representatives complete access at all reasonable times to the properties, books and records of the Company. Any information disclosed in connection therewith shall be governed by that certain Confidentiality Agreement entered into by and between the Buyer and the Company dated as of May 22, 1997.

     10.5 Publicity. Neither Buyer nor any Shareholder shall, nor shall the Buyer permit the Company to, issue a press release or make any announcement concerning the transactions contemplated by this Agreement, except (i) as may be agreed upon by Buyer and any Shareholder, or (ii) as Buyer shall be required under applicable securities laws. Buyer agrees that in any press release regarding the occurrence of this transaction and the consideration received or to be received by the Shareholders thereunder Buyer shall only disclose the aggregate consideration received or to be received by the Shareholders and not the specific consideration received or to be received by any particular
Shareholder. Shareholders' Representative shall be given a reasonable opportunity (subject to the Buyer's time and filing requirements) to comment on any press release and any filing with the Securities and Exchange Commission on Form 8-K to be made by the Buyer (in each case, to the extent it relates specifically to this transaction); provided, however, it is expressly understood and agreed that the Buyer shall have no obligation to include any of such comments in such press release or Form 8-K.

     10.6 Bank Accounts. At least two weeks prior to the Closing the Shareholders shall deliver to Buyer a list setting forth all banks and other financial institutions with which the Company maintains an account or a safe deposit box, showing the account numbers of all such accounts and the names of the persons authorized as signatories thereon or to act or deal in connection therewith. The Shareholders shall cause the Company to cooperate with Buyer and to execute all necessary documentation to effect fully any changes desired, as of the Closing, by Buyer in the persons authorized as signatories thereon or to act or deal in connection therewith.

     10.7 No Solicitation of Transactions. From the date hereof through the Closing Date, the Shareholders will not, nor will they permit the Company to, directly or indirectly, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any other way with, any Person or group of Persons (other than Buyer and its representatives) relating to any acquisition or purchase of any assets of, or any equity interest in, the Company or any merger, consolidation or business combination with the Company.

     10.8 Taxes and Fees. The Shareholders shall pay all sales, use, transfer, real estate transfer, registration, excise and other similar Taxes and fees (including stamps duties) resulting from the consummation of the transactions contemplated hereby. The Shareholders shall also be responsible for all income and/or capital gains tax assessed or payable in connection with the consummation of the transactions contemplated hereby. The Shareholders shall pay all fees, costs and expenses incurred by or for the account of any Shareholder or the Company in connection with the negotiation, execution and delivery of the Purchase Documents and the consummation of the transactions contemplated thereby and to the extent any of such payments are paid by the Company on behalf of the Shareholders, an amount equal to such payments shall be deducted from the Initial Purchase Price.

     10.9 Delivery of Corporate Books, Budgets. On or before September 12, 1997, the Shareholders shall deliver to Buyer (a) a complete and accurate copy of the Corporate Books and the Budgets.

     10.10 Cooperation. Each party shall provide the other with such cooperation as may reasonably be requested, at the expense of the requesting party (unless the requesting party is to be indemnified with respect thereto, in which case such cooperation shall be given at the expense of the indemnifying party), in connection with the post-Closing matters contemplated by this Agreement, including, without limitation, the defense of any claims whether existing on the Closing Date or arising thereafter out of, or relating to, an occurrence or event happening before, on or after the Closing Date, including, without limitation, by making available all books and records relating thereto and all employees having Knowledge of the matters in controversy; provided, however, Buyer shall not be required to make available employees of the Company for more than one day unless (i) Shareholders shall compensate the employer of such employee for such time and reimburse all travel and other related costs, and
(ii) such time shall not unreasonably inconvenience such employer, in the sole and reasonable judgment of such employer.

     10.11 Access to Books and Records. Each party shall make available to the other such books and records of the Company in its possession and, in the case of the Buyer, in the possession of the Company, as may be required by the other party in connection with any legal, regulatory or administrative proceeding including tax audit or investigation and in connection with any covenant, indemnity or other agreement contained herein. Such books and records will be open for inspection upon reasonable notice during regular business hours.

     10.12 Non-Competition by Certain Shareholders.

     (a) Each of Burt and Joseph Burt (the "Specified Shareholders") acknowledges that (i) the Company is engaged in the business of manufacturing and marketing gas detection and monitoring devices and instrumentation for the calibration and testing of respiratory equipment (the "Company Business"); (ii) he is one of the limited number of Persons who has developed and/or managed the Company Business; (iii) the Company Business is conducted throughout the United States and the world; (iv) his work for, or ownership of, the Company has given him and will continue to give him trade secrets of and confidential information concerning the Company; (v) the agreements and covenants contained in this
Section 10.12 are essential to protect the business and goodwill of the Company;
(vi) Buyer would not purchase the Shares but for such agreements and covenants; and (vii) as a result of Buyer's purchase of his Shares, he has means to support himself and his dependents other than by engaging in the Company Business and the provisions of this Section 10.12 will not impair such ability. Accordingly, each Specified Shareholder covenants and agrees, with respect to himself, as follows:

          (i) For a period of three (3) years following the Closing (the "Restricted Period"), such Specified Shareholder shall not, directly or indirectly, (i) engage in the Company Business for such Specified Shareholder's own account; (ii) enter the employ of, or, except as agreed to in writing by Buyer and such Specified Shareholder, render any services to, any Person engaged in such activities; or (iii) become interested in any such Person in any capacity, including, without limitation, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; provided, however, such Specified Shareholder may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if such Specified Shareholder is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own 5.0% or more of any class of securities of such Person.

          (ii) Such Specified Shareholder promises and agrees that during the Restricted Period and thereafter, such Specified Shareholder will not disclose to any Person not employed by the Company, and that such Specified Shareholder will not use for the benefit of himself/herself or others, any confidential information of the Company obtained by him/her while in the employ of the Company or otherwise, including, without limitation, "know-how," trade secrets, customer lists, details of client or consultant contracts, pricing policies, financial data, operational methods, marketing and sales information, marketing plans or strategies, product development techniques or plans, business acquisition plans, new Personnel acquisition plans and other Personnel data, methods of manufacture, technical processes, designs and design projects, inventions and research projects, and other proprietary information of the Company; provided, however, that this provision shall not preclude such Specified Shareholder from use or disclosure of information known generally to the public (other than information known generally to the public as a result of a violation of this Section 10.12 by a Specified Shareholder), from use or disclosure of information acquired by such Specified Shareholder outside of his/her affiliation with the Company, from disclosure required by law or court order, or from disclosure appropriate and in the ordinary course of carrying out his/her duties as an employee of the Company.

          (iii) All memoranda, notes, lists, records and other documents or papers (and all copies thereof), including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of such Specified Shareholder, or made available to such Specified Shareholder relating to the Company Business, are and shall be the property of the Company and shall be delivered to the Company promptly after the Closing or at any other time on request. Such Specified Shareholder agrees that any inventions, discoveries, improvements, ideas, concepts or original works of authorship relating directly or indirectly to the Company Business including, without limitation, computer apparatus, programs and manufacturing techniques, whether or not protectable by patent or copyright, that have been originated, developed or reduced to practice by such Specified Shareholder alone or jointly with others during such Specified Shareholder's employment with the Company shall be the property of and belong exclusively to the Company. Such Specified Shareholder shall promptly and fully disclose to the Company the origination or development by such Specified Shareholder of any such material and shall provide the Company with any information that it may reasonably request about such material.

          (iv) During the Restricted Period such Specified Shareholder shall not, directly or indirectly, solicit or induce any employee or former employee of the Company or encourage any such employee or former employee to leave such employment.

     (b) If any Specified Shareholder breaches, or threatens to commit a breach of, any of the provisions of Section 10.12 (the "Restrictive Covenants"), Buyer and the Company shall have the following rights and remedies against the breaching Specified Shareholder (and not against the non-breaching Specified Shareholder), each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to Buyer and the Company under law or in equity:

          (i) The right and remedy to have the Restrictive Covenants specifically enforced, notwithstanding anything to the contrary set forth herein, by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to Buyer and the Company and that money damages would not provide an adequate remedy to Buyer and the Company.

          (ii) The right and remedy to require such Specified Shareholder to account for and pay over to Buyer or the Company, as the case may be, all compensation, profits, monies, accruals, increments or other benefits derived or received by such Specified Shareholder as the result of any transactions constituting a breach of the Restrictive Covenants.

     (c) Each Specified Shareholder acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

     (d) If any court determines that any of the Restrictive Covenants or any part thereof is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

     (e) Notwithstanding anything to the contrary set forth herein, Buyer and the Specified Shareholders intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of Buyer and the Specified Shareholders that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

     10.13 Schedule Disclosures. Although a particular Schedule reference is indicated, disclosure with respect to one Schedule shall be deemed disclosure under each other Schedule to this Agreement, where information in such other
Schedule  is  specifically  referenced,  or where the  relevance  to such  other
Schedule is manifest on the face of such disclosure.

     10.14 Collection of Receivables.

     (a) After the Closing Date, Buyer shall cause the Company to use its reasonable efforts, consistent with prior business practices of the Company, to collect all accounts receivable reflected in the 1997 Financial Statements. With respect to any payments on accounts receivable reflected in the 1997 Financial Statements, Buyer shall apply such payments in the order of the oldest invoice first unless the customer shall have rejected the goods covered thereby, or shall have otherwise disputed the invoice to which a payment must be applied. Buyer shall give the Shareholders reasonable access to the books and records of the Company to verify any accounts receivable with respect to which any claim under Section 10.14(b) is made.

     (b) Thirty (30) days after the date by which all accounts receivable are to be collected as specified in Section 8.21 Buyer shall notify the Shareholders (the date on which such notice is mailed, the "Receivables Notice Date") of all accounts receivable described in Section 8.21 which remain uncollected and Buyer shall have the right to cause the Escrow Agent to deliver to Buyer from the Escrow Account (in accordance with the procedures set forth in Section 12.1(e)) shares of Bacou Common Stock having an aggregate value (determined on the basis of the Closing Price) equal to the Receivables Amount subject, however, to Shareholders right to pay to Buyer cash in an amount equal to the Receivables Amount as provided in Section 12.1(e). Each account receivable for which Buyer claims indemnification and which remains uncollected as of the Receivables Notice Date shall be assigned to Shareholders' Representative, for the benefit of the Shareholders, if the Shareholders' Representative shall so request. Buyer agrees to use reasonable efforts to collect each account receivable for which Buyer has claimed reimbursement from the Escrow Agent or with respect to which Shareholders have reimbursed Buyer in cash as provided in Section 12.1(e), but Buyer shall not be required to initiate any legal proceedings or incur any out-of-pocket expenses or legal fees in connection therewith. If Buyer subsequently collects any receivable for which Buyer has been reimbursed (as provided in the immediately preceding sentence), Buyer shall remit amounts so collected to the Shareholders' Representative, for the benefit of the
Shareholders, to the extent Buyer has been reimbursed (as provided in the immediately preceding sentence) for such receivable. Notwithstanding anything set forth herein to the contrary, no Shareholder shall be entitled to an assignment of, or the proceeds of, any account receivable charged against the specific reserves therefor set forth in the 1997 Financial Statements.

     10.15 Corporate Opportunities. So long as Section 7 of the Registration Rights Agreement is in effect, Buyer shall (a) comply with the terms of that certain Corporate Opportunities Agreement, dated January 1, 1996, between Parent and Buyer, and (b) maintain an Oversight Committee of the Board of Directors of Buyer which shall be composed of at least two independent directors who shall review and approve the fairness of all transactions between Parent and Buyer except those occurring in the ordinary course of Buyer's business.

     10.16 Operation of the Company Prior to January 1, 2001. Each Shareholder and the Buyer acknowledge that the Earnout is an integral part of this transaction with the goal that both the Shareholders and Buyer will derive significant financial benefits if, over the three year period ending December 31, 2000, the EBIT of the Company increases. Shareholders make no representation that EBIT will so increase. Accordingly, the Shareholders and the Buyer have mutual interests to increase the Company's EBIT between the Closing and January 1, 2001; provided, however, that the Shareholders require assurances that Buyer will not shift the Company's EBIT to other members of Buyer's consolidated group of companies in a manner that would artificially prejudice the computation of EBIT during the fiscal years ending December 31, 1998, 1999 and 2000; and provided further that Buyer requires adequate opportunity to exercise its rights of ownership and control over the Company from and after the Closing. In order to provide each Shareholder and Buyer assurances, each Shareholder and Buyer have reached the following agreements concerning the conduct of the Company's business from the Closing through December 31, 2000 and concerning the manner of computing FYE 00 EBIT:

     (a) Burt's Management of the Company. Subject to Burt's resignation, death or disability and to the terms of that certain Employment Agreement, dated as of the Closing Date, between the Company and Burt ("Burt's Employment Agreement"), Buyer shall cause Burt to be elected the President and a Director of the Company from the Closing until December 31, 2000. During Burt's service as President of the Company, he shall have the right to manage the business and affairs of the Company, subject to the following limitations: (i) the ultimate control and responsibility of the Company's Board of Directors under applicable law; (ii) the policies, procedures and limitations on authority which apply generally to Buyer's operating subsidiaries; (iii) the limitations of authority contained in Burt's Employment Agreement; and (iv) the provisions of this Agreement including but not limited to this Section 10.16. All references to Burt in this Section
10.16 shall mean and be a reference to Burt so long as he is President of the Company.

     (b) Annual Budgets. Effective upon the Closing, the Company shall change its fiscal year to a calendar year and participate in Buyer's annual budgeting process. The Company, in consultation with Burt, shall propose an operating budget and a capital expenditure budget for each fiscal year not later than September 30 of the prior fiscal year. Burt shall meet with members of management of Buyer to discuss and refine the budgets. Upon approval by Buyer's management, the budgets of the Company shall be subject to approval by the Boards of Directors of the Company and Buyer. The specific requirements and limitations on the budgets are provided below.

          (1) Operating Budgets. The Company shall adopt annual operating budgets which meet the following requirements: (A) set forth reasonable and appropriate levels of sales, costs and expenses in each fiscal year and represent the Company's best estimates consistent with prior experience;
     (B) in the case of research and development and other discretionary expenditures, do not materially deviate from past practice in a manner which would affect the Earnout; and (C) contain management fees or fees for services where such fees are implemented in connection with changes to the sales, marketing, general and administration functions of the Company in accordance with this Agreement. The Company shall use its best efforts to perform according to its budget in each fiscal year, including but not limited to the achievement of sales targets, incurrence of reasonable and appropriate expenditures for research and development, and consistency in the timing of expenses incurred and products shipped, especially in fiscal years 1999 and 2000 so that the Earnout is not artificially affected.

          (2) Capital Expenditure Budgets. The Company shall adopt annual capital expenditure budgets which meet the following requirements: (A) set forth reasonable and appropriate levels of expenditure consistent with the mutual intent of Buyer and each Shareholder to increase the sales volume and EBIT of the Company; and (B) divide the expenditures in two levels of priority and the following three categories: (I) continuing the operation of the business as currently operated; (II) growth of sales and/or cost reduction; and (III) comfort. The Buyer shall cause the Company's capital expenditure budget to be adopted to the extent of all expenditures required for continued operation of the business as currently operated and those other proposed expenditures that are reasonably expected to produce additional EBIT sufficient to cover the applicable cost of capital (at the prime rate in the case of borrowed funds and at three percentage points below the prime rate in the case of undistributed profits).

     (c) Working Capital. Buyer shall provide the Company working capital for the reasonable needs of the business pursuant to the Buyer's policy on intercompany loans and dividends, a copy of which is attached hereto as Schedule 10.16(c). The amount of intercompany loans available to the Company at the prime rate shall not be less than Two Million Dollars ($2,000,000) plus the amount of any dividends distributed to Buyer prior to January 1, 2001.

     (d) Domestic Sales - General. Buyer and each Shareholder acknowledge that Buyer is in the process of studying the costs and benefits of combining the sales forces of all of its operating subsidiaries into a single sales force for the United States domestic market. If Buyer determines that the sales force of the Company should be combined with the sales forces of any one or more of the Buyer's other operating subsidiaries, whether now owned or hereafter acquired, then for purposes of computing the Earnout, the Company's selling expenses for domestic sales shall be equal to the product of the Company's sales for Fiscal Year 2000 and the Company's 1997 Percentage Sales Cost. For purposes of this Agreement, the Company's 1997 Percentage Sales Cost shall be a percentage equal to the following: (x) the selling expenses of the Company for Fiscal Year 1997, divided by (y) the total sales of the Company for Fiscal Year 1997. For purposes of this Section 10.16(d), the total selling expenses of the Company shall include only the direct and indirect costs of its sales force (salaries, benefits, bonuses, commissions and related expenses including travel and entertainment expenses). Buyer and each Shareholder acknowledge and agree that Buyer intends to proceed with such study as soon as possible following the Closing and to pursue the resulting strategy on a timetable to be determined by Buyer.

     (e) American Export Market. Buyer and each Shareholder acknowledge and agree that Buyer intends to and shall, as soon as practicable after the Closing and with a target date of January 1, 1998, divest from the sales force of the Company all responsibility for export sales to Canada, Mexico, Central America and South America (the "American Export Market"). Such sales shall be handled by a sales force maintained by Buyer or one or more of its subsidiaries for the specific purpose of selling the products of Buyer and its subsidiaries to the American Export Market. The Company shall bear a proportionate share of the total costs of Buyer's sales efforts in the American Export Market, which share shall be determined as the product of (x) the total sales costs of Buyer for its efforts in the American Export Market, which Buyer shall record, compute and maintain as separate records subject to review by Burt, and (y) a fraction having as a numerator the sales volume of the Company in the American Export Market for FYE 00 and having as a denominator the total sales volume of Buyer and all of its subsidiaries in the American Export Market for FYE 00. For purposes of this Section 10.16(e), the total sales costs of Buyer for its efforts in the American Export Market shall include only the direct and indirect costs of the sales force in the American Export Market (salaries, benefits, bonuses, commissions and related expenses including travel and entertainment expenses); marketing expenses (including advertising, product literature, product certification, translations of instructions, product literature and advertising) for the Company's products shall be borne by the Company and shall be treated as expenses of the Company when computing EBIT.

     (f) World Export Market. Buyer and each Shareholder acknowledge and agree that Buyer intends to and shall, as soon as practicable after the Closing and with a target date of January 1, 1998, cause the Company to establish, maintain and pay the costs of an export department to support export sales efforts to markets other than the United States Market and the American Export Market (the "World Export Market"). Buyer shall use its best efforts to introduce the Company's products to Bacou S.A. and its affiliates, as well as other international distributors of safety products, for the purpose of increasing sales of the Company's products in the World Export Market. The costs of the Company's sales and marketing efforts relating to the World Export Market shall be borne by the Company and shall be treated as expenses of the Company when computing EBIT.

     (g) General, Administrative, Sales and Marketing Functions. From the Closing to December 31, 2000, Buyer shall have the right to change, move, consolidate or eliminate any general, administrative sales and/or marketing function of the Company (which shall not include pricing of products, engineering, research and development, product development, manufacturing or quality control but which shall include all other functions of the Company), subject to the effects on computation of FYE 00 EBIT set forth in this Section
10.16. Such changes will include, but not be limited to, the implementation of policies and procedures generally applicable to all subsidiaries of Buyer. Buyer will notify Burt of any such change prior to its implementation, which notice shall describe in reasonable detail both the change, its expected effect on the Company's revenues, costs, expenses and capital expenditures and, in the case of a change which would subject the Company to fees, expenses or other costs payable to Buyer or an Affiliate of Buyer, the manner of computing such amounts in future, e.g. in the case of centralization of financial functions within Buyer, payment of a management fee based upon volume of transactions, percentage of sales or other method. Burt shall have the right to object to the cost consequence of any such change provided that he must do so in writing within thirty (30) days after Buyer's notice as provided in the preceding sentence and provided further that if Burt objects, the sole alternative to the method of computing the cost of the affected function shall be the application of a percentage of FYE 00 sales equal to the percentage such costs represented of FYE 97 sales of the Company, determined by reference to the 1997 Financial Statements and supporting workpapers. The amount of such costs appearing on the books of account of the Company for the eleven months ended August 31, 1997, are set forth on Schedule 10.16(g) which shall be finalized for FYE 97 as soon as practicable following the Closing. If Burt does not so object, then the Company's costs for the affected function shall be determined as provided in the Company's notice to Burt.


     (h) General Protective Provisions. From and after the Closing Date up to and including December 31, 2000, unless otherwise agreed to in writing by Burt, Buyer shall:

          (1) not cause or permit the Company to (A) sell all or substantially all of its assets, (B) sell or transfer or otherwise dispose of any asset that is necessary or required in connection with the production of income, (C) merge or consolidate with any Person other than Merger Sub or with and into a shell corporation wholly-owned by Buyer, (D) liquidate or dissolve, (E) purchase all or substantially all of the assets or capital stock of any Person, (F) purchase any division or line of products from any Person, (G) add new products or lines of products inconsistent with the Company's strategic plans in effect prior to consummation of the transactions contemplated herein or engage in any business or activities or operations or provide any services which were not being conducted or provided as of December 31, 1996, or (H) add any Subsidiary;

          (2) not, and shall cause any Subsidiary of Buyer not to, compete anywhere in the world with the Company business after December 31, 1997; except for the acquisition of any competitive business which Burt has had the opportunity to purchase, merge or otherwise add to the Company as an exception to Clause (1) of this Section 10.16(h) but has rejected;

          (3) cause all transactions between Buyer and Affiliates of Buyer, on the one hand, and the Company, on the other hand, to be conducted on an arm's length basis on terms and conditions at least as favorable to the Company as the Company could obtain from Persons who were not Buyer or Affiliates of Buyer;

          (4) permit Burt and Edward H. Kaplan and their respective agents, attorneys and accountants to have reasonable access to all books and records of the Company;

          (5) cause the Company to maintain accounting books and records which will provide the information necessary for the calculation of FYE 97 EBIT and FYE 00 EBIT; or

          (6)  Without  the  consent  of   Shareholders'   Representative,   not
materially alter, modify or change the Company's research and development program or the funds devoted to such program.

     (i) Shipment of Products. Neither the Company nor Burt shall take the following actions: (i) accelerate, delay, hinder or prevent the shipping of products, the providing of services or the incurrence of expenses during the last four months of FYE 99 in any manner which is not consistent with the Company's operations for FYE 96 and earlier, or (ii) accelerate, delay, hinder or prevent the shipping of any products, the providing of any services or the incurrence of expenses at any time during FYE 00;

     (k) General Undertakings Concerning Effect of Operations on EBIT. Buyer acknowledges and agrees that it will not take any action with respect to the Company that has as its purpose or likely result the artificial reduction of FYE 00 EBIT. Each Shareholder acknowledges and agrees that he will not cause, suffer or permit Burt to take any action with respect to the Company that has as its purpose or likely result the artificial increase of FYE 00 EBIT.

     10.17 Termination of Lease. On or before September 30, 1997, Burt and the Company shall have terminated that certain oral lease between the Company and Roberta M. Burt relating to the real property located at Pistol Shop Road, Rockfall, Connecticut and leased by the Company and shall have moved all assets of the Company located at such location to the Company's offices located at 651 South Main Street, Middletown, Connecticut 06457. Burt further agrees that the Company shall not make, and shall have no obligation to make, any payments under such lease in respect of periods after September 30, 1997.

     10.18 Insurance. Following the Closing Date and for so long as the Shareholders shall have any indemnification obligations hereunder for claims covered thereby, the Buyer shall cause the Company to maintain insurance coverage of a type similar to, and in amounts at least equal to, that presently maintained by the Company (other than any deductibles therefor) with such insurance carriers as the Buyer may select. For purposes of determining FYE 00 EBIT (a) the parties hereto shall assume that all insurance deductibles are the same as those in effect immediately prior to the Closing, and (b) insurance expense for FYE 00 shall be the same as reflected in the calculation of FYE 97 EBIT.

     10.19 Release. Each Shareholder hereby releases and discharges the Company of and from all debts, demands, actions, causes of actions, suits, contracts, agreements, damages and any and all claims, demands and liabilities whatsoever of every name and nature, whether known or unknown, suspected or unsuspected, both in law and equity (each a "Claim"), which such Shareholder now has or ever had from the beginning of the world to and including the Closing Date against the Company except (a) the obligations of the Company set forth in the Purchase Documents, and (b) the obligations, if any, of the Company to any Shareholder for accrued and unpaid compensation through the Closing Date. Each Shareholder hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Claim, or commencing, instituting or causing to be commenced any proceeding of any kind, against the Company based upon any matter purported to be released hereby.

                                   ARTICLE XI

                             CONDITIONS TO CLOSING.

     11.1 Conditions to Obligations of Shareholders. The obligations of each Shareholder to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following further conditions, unless Shareholders, in their sole discretion, shall waive such fulfillment:

          (a) Representations and Warranties. Each of the representations and warranties of Buyer and Merger Sub contained in this Agreement shall be true and correct as of the Closing Date, and Shareholders' Representative shall have received from an authorized executive officer of Buyer and Merger Sub a certificate, dated as of the Closing Date, to such effect.

          (b) Covenants. All covenants contained in this Agreement to be complied with by Buyer or Merger Sub on or before the Closing shall have been complied with in all material respects, and Shareholders' Representative shall have received from an authorized executive officer of Buyer and Merger Sub a certificate, dated as of the Closing Date, to such effect.

          (c) Opinion of Buyer's Counsel. Shareholders' Representative shall have received an opinion of Edwards & Angell, counsel to Buyer and Merger Sub, dated as of the Closing Date, in the form attached hereto as Exhibit C and made a part hereof.

          (d) No Litigation. No suit, action or other proceeding shall be pending or threatened before any court or Governmental Entity as of the Closing Date seeking to restrain, prohibit or to obtain damages or other relief in connection with, or as a consequence of, any Purchase Document or the consummation of the transactions contemplated thereby, and the Shareholders' Representative shall have received from an authorized executive officer of Buyer and Merger Sub a certificate, dated as of the Closing Date, to such effect.

          (e) Secretary's Certificate. Shareholders' Representative shall have received from each of Buyer and Merger Sub a certificate executed by its Secretary or Assistant Secretary certifying (i) copies of resolutions duly adopted by its Board of Directors authorizing the execution and delivery by Buyer or Merger Sub, as the case may be, of each Purchase Document to which it is a party and the performance by it of the transactions contemplated thereby, and that such resolutions have not been amended or rescinded and are in full force and effect as of the Closing Date, (ii) the bylaws of Buyer or Merger Sub, as the case may be, to be true and complete as of the Closing Date, (iii) the name, title and signature of the officers of Buyer or Merger Sub, as the case may be, authorized to execute and deliver each Purchase Document to which it is a party, and (iv) that there has been no amendment to the Certificate of Incorporation of Buyer or Merger Sub, as the case may be, approved by its Board of Directors or stockholders or filed with the Secretary of State of the State of Delaware since February 26, 1996, in the case of Buyer and since May 27, 1997 in the case of Merger Sub.

          (f) Charter Documents. Shareholders' Representative shall have received from each of Buyer and Merger Sub a copy of its Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of a date no earlier than thirty (30) days prior to the Closing Date.

          (g) HSR Approval. The HSR Approval shall have been obtained.

          (h) Purchase Documents. Buyer and Merger Sub (to the extent they are a party thereto) shall have executed and delivered to Shareholders' Representative this Agreement, the Escrow Agreement and the Registration Rights Agreement.

     The agreements, certificates, documents, other evidence of compliance and opinion described in this Section 11.1 shall be in form and substance satisfactory to the Shareholders' Representative in his sole discretion and shall, except as otherwise provided, be delivered to the Shareholders' Representative at the Closing.

     11.2 Conditions to Obligations of Buyer. The obligations of Buyer and Merger Sub to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following further conditions, unless Buyer, in its sole discretion, shall waive such fulfillment:

          (a) Representations and Warranties. Each of the representations and warranties of each Shareholder contained in each Purchase Document to which such Shareholder is a party shall be true and correct as of the Closing Date as if such representations and warranties were made as of the Closing Date and Buyer shall have received from such Shareholder a certificate, dated as of the Closing Date, to such effect; provided however, that if there is an event occurring subsequent to the execution of this Agreement which is outside the control of the Shareholders or the Company, but which makes a particular representation of the Shareholders untrue, and the Shareholders notify the Buyer of such event prior to the Closing, Buyer shall have the option of either terminating this Agreement pursuant to
     Section 13.1(c) or proceeding with the Closing in which event the Shareholders shall not be liable for any Damages resulting from such event.

          (b) Covenants. All covenants contained herein or in any other Purchase Document to be complied with by any Shareholder on or before the Closing shall have been complied with and Buyer shall have received from such Shareholder a certificate, dated as of the Closing Date, to such effect.

          (c) Opinion of Counsel. Buyer shall have received an opinion of Arent, Fox, Kintner, Plotkin & Kahn, counsel to each Shareholder and the Company, dated as of the Closing Date, in the form attached hereto as Exhibit D and made a part hereof.

          (d) No Litigation. No suit, action or other proceeding shall be pending or threatened before any court or Governmental Entity as of the Closing Date seeking to restrain, prohibit or to obtain damages or other relief in connection with, or as a consequence of, any Purchase Document or the consummation of the transactions contemplated thereby, and Buyer shall have received from each Shareholder a certificate, dated as of the Closing Date, to such effect.

          (e) Charter Documents. The Shareholders shall have delivered to Buyer a copy of the Articles of Incorporation of the Company certified by the Secretary of State of its State of incorporation, in each case as of a date no earlier than thirty (30) days prior to the Closing Date.

          (f) Certificate of Good Standing. The Shareholders shall have delivered to Buyer a certificate issued by the applicable authority set forth on Schedule 11.2(f), dated as of a date no earlier than thirty (30) days prior to the Closing Date, evidencing the good standing of the Company in the States specified on Schedule 11.2(f).

          (g) Financials. The Shareholders shall have delivered to Buyer a copy of the Financial Statements.

          (h) Escrow Agreement. Each Shareholder and Escrow Agent shall have executed and delivered to Buyer the Escrow Agreement.

          (i) Stock Certificates. The Shareholders shall have delivered to Buyer the Certificates or Affidavits as provided in Section 6.2.

          (j) Bank Accounts. The Shareholders shall have delivered to Buyer the list required by Section 10.6.

          (k) Resignations. The Shareholders shall have delivered to Buyer resignation letters executed by each of Robert B. Hirsch and Edward S. Kaplan as directors of the Company.

          (l) Purchase Documents. Each Shareholder shall have executed and delivered to Buyer each Purchase Document to which it/he/she is a party.

          (m) Consents. All consents, approvals and authorization of, and notices to and filings and registrations with, any Person that may be required to be made or obtained in connection with the transactions contemplated by any Purchase Document (including, without limitation, all filings and notices required pursuant to the HSR Act) shall have been made or obtained, and Buyer shall have received from each Shareholder a certificate, dated as of the Closing Date, to such effect.

          (n) Due Diligence. Buyer shall have satisfactorily completed (as determined by Buyer in its sole discretion) its business, legal, accounting and tax due diligence with respect to the Company. This condition expires on September 30, 1997 except that the Buyer shall have 10 days from the date of Buyer's receipt of the environmental reports referenced in Section
     10.1 for the purpose of reviewing such documents.

          (o) Minute Books, etc. Shareholders shall have timely delivered to Buyer the Corporate Books and Budgets as contemplated by Section 10.9.

          (p) Supply Contract. Shareholders shall have delivered to Buyer a copy of that certain Agreement for Purchase of Gas Sensors, dated September 15, 1997, executed and delivered by each of the Company and City Technology Ltd., a private limited company incorporated in England.

          (q) Material Adverse Effect. No Material Adverse Effect shall have occurred since September 30, 1996.

          (r) Secretary's Certificate. The Buyer shall have received from the Company a certificate executed by its Secretary or Assistant Secretary certifying (i) copies of resolutions duly adopted by its Board of Directors authorizing the execution and delivery by it of each Purchase Document to which it is a party and the performance by it of the transactions contemplated thereby, and that such resolutions have not been amended or rescinded and are in full force and effect as of the Closing Date, (ii) copies of resolutions duly adopted by the Shareholders regarding the Merger and the transactions contemplated by the Purchase Documents and the consummation thereof and that such resolutions have not been amended or rescinded and are in full force and effect as of the Closing Date,
     (iii) the bylaws of the Company to be true and complete as of the Closing Date, (iv) the name, title and signature of the officers of the Company authorized to execute and deliver each Purchase Document to which it is a party, and (v) that there has been no amendment to the Articles of Incorporation of the Company, approved by its Board of Directors or stockholders or filed with the Department of State of the Commonwealth of Pennsylvania since March 25, 1985.

          (s) Investor Questionnaires. Each Shareholder shall have delivered to the Buyer an Investor Questionnaire completed and executed by such Shareholder.

          (t) Indemnification. Shareholders shall have delivered to Buyer a Lease Termination and Indemnification Agreement executed by the lessor of that certain real property located at Pistol Shop Road, Rockfall, Connecticut and leased by the Company.

          (u) CII Agreement. Shareholders shall have delivered to Buyer a copy of the CII Agreement duly executed by each party thereto.

          (v) Newgate Termination Agreement. Jeffrey M. Whynall shall have delivered to the Buyer the Employment Agreement to which he is a party executed by him and an executed copy of the Newgate Termination Agreement.

     The agreements, certificates, documents, other evidence of compliance and opinion described in this Section 11.2 shall be in form and substance satisfactory to Buyer in its sole discretion and shall, except as otherwise provided, be delivered to Buyer at the Closing.

                                   ARTICLE XII

                                INDEMNIFICATION.

     12.1 Indemnification. (a) The Shareholders hereby severally and not jointly in accordance with their Ownership Percentage agree to indemnify and hold harmless Buyer and its Affiliates and their respective successors, assigns, shareholders, officers, directors, employees and agents (collectively, "Buyer Indemnitees" and individually a "Buyer Indemnitee") from and against and in respect of any liability, actions, suits, proceedings, demands, assessments, judgments, loss, claim, damages, costs and expenses, including, without limitation, reasonable attorneys' and experts' fees and costs of investigation and analysis, incurred by such Buyer Indemnitee (collectively, "Damages") with respect to (i) a breach of any representation or warranty of any Shareholder set forth in any Purchase Document or non-fulfillment of any agreement on the part of the Company (to the extent such agreement must be performed by the Company on or prior to the Closing) or any Shareholder under the terms thereof; (ii) any product liability claims which relate to products shipped by the Company on or prior to the Closing Date to the extent not paid by insurance and net of any specific reserves therefor set forth in the 1997 Financial Statements and net of any insurance deductibles with respect thereto; or (iii) Environmental Claims. In addition, each Shareholder agrees to indemnify and hold harmless the Buyer
Indemnitees from and against all Damages incurred with respect to the non-performance of any covenant of such Shareholder set forth in any Purchase Document and with respect to any breach of any representation or warranty relating to the ownership of good and valid title free and clear of all Liens of such Shareholder's shares.

     (b) Anything contained in this Agreement to the contrary notwithstanding, no Shareholder shall be personally liable to any Buyer Indemnitee for any Damages for any amounts for which any such Buyer Indemnitee is otherwise entitled to indemnification pursuant to this Agreement until the aggregate amount for which all Buyer Indemnitees are entitled to indemnification under this Agreement exceeds $25,000 (the "Threshold") at which time the Shareholders shall be liable for all such Damages (including without limitation, the first $25,000 Dollars of such Damages) up to and including a maximum aggregate amount equal to Three Million Dollars ($3,000,000) (the "Maximum Amount").

     (c) The indemnification obligations of the Shareholders as provided in this Agreement shall only be with respect to indemnification claims made by Buyer within three (3) years after the Closing; provided, however, the indemnification obligations of the Shareholders with respect to Damages relating to:

          (i) fraud (which is intentional) or intentional misrepresentation;

          (ii) a breach of Section 8.9 (Environmental Matters); or

          (iii) a breach of Section 8.12 (Taxes);

(A) shall survive until thirty (30) days after the expiration of the applicable statute of limitations (including any extensions thereof); (B) except with respect to the immediately preceding clause (ii), shall not be subject to the Threshold requirements set forth in Section 12.1(c) and shall not be included in any computation to determine whether the Threshold has been reached; and (C) except with respect to the immediately preceding clause (ii), shall not be subject to the Maximum Amount limitation and shall not be included in any computation to determine whether the Maximum Amount has been reached but shall be limited to a maximum aggregate amount equal to the Purchase Price. Without limiting Buyer's rights and remedies hereunder (including, without limitation, Buyer's right to proceed directly against any Shareholder), all or any part of the indemnification obligations of any Shareholder hereunder may, at the sole election of Buyer, to the extent that such indemnification obligations have not been previously paid in full by one or more of the Shareholders as provided in
Section 12.1(e), be paid by causing the Escrow Agent to deliver to Buyer from the Escrow Account (in accordance with the procedures set forth in Section 12.1(e)) shares of Bacou Common Stock having an aggregate value (determined on the basis of the Closing Price) equal to such obligation.

     (d) The applicable Buyer Indemnitee shall give written notice to the Shareholders of any claim or commencement of any action, suit or proceeding in respect of which indemnity may be sought hereunder and will give the
Shareholders such information with respect thereto as the Shareholders may reasonably request. Such notice shall be given within sixty (60) days of the date on which such Buyer Indemnitee received notice of such claim, action, suit or proceeding; provided that failure to give such notice shall not relieve the Shareholders of any liability hereunder except to the extent the Shareholders have suffered actual damage thereby. Where the Shareholders acknowledge in writing the Shareholders indemnity obligation with respect to any Damages, the Shareholders shall have the right to undertake, at their expense, by counsel chosen by the Shareholders, who is reasonably acceptable to such Buyer Indemnitee, the defense of any such action, suit or proceeding involving a third party. In such event, such Buyer Indemnitee shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the sole expense of such Buyer Indemnitee unless (i) the employment of counsel by such Buyer Indemnitee has been authorized by the prior written consent of the Shareholders, (ii) such Buyer Indemnitee and its counsel have reasonably concluded that there may be legal defenses available to such Buyer Indemnitee not available to the Shareholders (in which case the Shareholders shall not have the right to direct the defense of such action on behalf of such Buyer Indemnitee), or (iii) the Shareholders have not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of such action, in each of which cases the reasonable fees and expenses of counsel will be at the expense of the Shareholders, and the Shareholders shall reimburse such Buyer Indemnitee, or pay such fees and expenses as they are incurred. Whether or not the Shareholders choose to defend or prosecute any claim involving a third party, all the parties hereto shall cooperate, in good faith, in the defense or prosecution thereof and shall furnish such books, records, financial information and other information, and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

     (e)  With   respect  to  any   Damages  for  which  Buyer  is  entitled  to
indemnification pursuant to this Agreement (including, without limitation, Sections 8.21 and 10.14) and that are to be satisfied from shares of Bacou Common Stock held in the Escrow Account, Buyer shall deliver to Shareholders notice of such claim for Damages (each of the foregoing documents, an "Escrow Notice"). If within thirty (30) days after Shareholders' receipt of an Escrow Notice the Shareholders have not paid such claim (regardless of the reason for such non-payment) in cash, Buyer may, in its sole discretion, demand that Shareholders execute and deliver to the Escrow Agent, and Shareholders shall execute and deliver to the Escrow Agent, a certificate, in the form attached to the Escrow Agreement as Exhibit B thereto, instructing the Escrow Agent to deliver to Buyer such shares of Bacou Common Stock (valued on the basis of the Closing Price). The right to pay cash as provided in the immediately preceding sentence may be exercised by any Shareholder on an individual basis.

     (f) In no event shall FYE 00 EBIT be reduced by losses incurred by the Company in FYE 00 to the extent Buyer has received payment for Damages hereunder resulting from a claim asserted in writing by Buyer relating to such losses. Buyer agrees that it shall not intentionally delay in making a claim for Damages that has fully matured in order to reduce FYE 00 EBIT.

     12.2 Remedies Exclusive. Except in the event of fraud, or intentional misrepresentation, the remedies provided in this Article XII shall be the exclusive remedies of the parties hereto from and after the Closing in connection with any breach of a representation or warranty, or non-performance, partial or total, of any covenant or agreement contained herein. The provisions of this Article XII shall apply to claims for indemnification asserted as between the parties hereto as well as to third-party claims.

                                  ARTICLE XIII

                                  TERMINATION.

     13.1 Termination. Subject to the provisions of Section 13.2, this Agreement may be terminated by written notice given by Buyer or the Shareholders to the other:

     (a) by the mutual consent of Buyer and the Shareholders;

     (b) by either Buyer or the Shareholders if the Closing has not occurred on or before 12:00 Midnight (Eastern daylight time) on October 31, 1997; provided, however, that the right to terminate this Agreement under this clause (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to have occurred on or before such date;

     (c) by Buyer in the event of a breach by the Company or any Shareholder of any provision of this Agreement; or

     (d) by the Shareholders in the event of a breach by Buyer or Merger Sub of any provision of this Agreement following 20 Business Days' notice to Buyer and opportunity to cure.

Nothing set forth in this Section 13.1 shall relieve any party of any liability for a breach of this Agreement.

     13.2 Specific Performance. The obligations of the Shareholders, Buyer and Merger Sub under this Agreement are unique. If either the Shareholders, Buyer or Merger Sub should default in their respective obligations under this Agreement, the Shareholders, Buyer and Merger Sub acknowledge that it would be extremely impracticable to measure the resulting damages. Accordingly, the Shareholders, Buyer and Merger Sub may, in addition to any other available rights or remedies, sue in equity for specific performance, and hereby expressly waive the defense that a remedy in damages will be adequate.

                                   ARTICLE XIV

                          SHAREHOLDERS' REPRESENTATIVE.

     14.1 Shareholders' Representative. The Shareholders hereby authorize and direct Burt to act as "Shareholders' Representative" and to make any and all decisions to be made and to take or omit to take any and all actions which may be made or be taken by the Shareholders under this Agreement and the Escrow Agreement, including, without limitation, executing the Escrow Agreement and closing certificates on behalf of the Shareholders, receiving distributions thereunder and making disbursements thereunder, and making, compromising or paying claims for indemnification as contemplated by Article XII. The Shareholders further authorize Burt, in his capacity as Shareholders' Representative, to receive all notices on their behalf under the Registration Rights Agreement. All out-of-pocket expenses incurred by the Shareholders' Representative in acting on behalf of the Shareholders with respect to such matters shall be shared among all Shareholders in proportion to their Ownership Percentages to the extent that the amount of such expenses are not fully recovered from the Buyer. In the event of the death or disability of Burt, the Shareholders shall elect a successor by the holders of a majority of the Ownership Percentages.


                                   ARTICLE XV

                                    GENERAL.

     15.1 Amendment and Waiver. No amendment of any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto. Any failure of any party to comply with any obligation, agreement or condition hereunder may only be waived in writing by the other party but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any party to take any action against any breach of this Agreement or default by the other party shall constitute a waiver of such party's right to enforce any provision hereof or to take any such action.

     15.2 Notices. Any notices or other communications required to be given pursuant to this Agreement shall be in writing and shall be deemed given: (i) upon delivery, if by hand; (ii) three (3) Business Days after mailing, if sent by registered or certified mail, postage prepaid, return receipt requested;
(iii) one (1) Business Day after mailing, if sent via overnight courier; or (iv) upon transmission, if sent by telex or facsimile except that if such notice or other communication is received by telex or facsimile after 5:00 p.m. on a Business Day at the place of receipt, it shall be effective as of the following Business Day. All notices and other communications hereunder shall be given as follows:

          (a) If to Buyer, to it at:

                    10 Thurber Boulevard
                    Smithfield, Rhode Island 02917
                    Attention:  Philip B. Barr, Jr.
                    Telephone No.:  (401) 232-1200
                    Telecopier No.:  (401) 232-2230

               with a copy to:

                    Edwards & Angell
                    2700 Hospital Trust Tower
                    Providence, Rhode Island  02903
                    Attention:  Richard M.C. Glenn, III, Esq.
                    Telephone No.:  (401) 274-9200
                    Telecopier No.:  (401) 276-6611

          (b) If to any Shareholder to:

                    J. F. Burt, Jr., Shareholders' Representative
                    64 Cromwell Place
                    Old Saybrook, CT  06475
                    Attention:  J.F. Burt, Jr.
                    Telephone No.:  (860) 388-9241

               with a copy to:

                    Arent, Fox, Kintner, Plotkin & Kahn
                    1050 Connecticut Avenue, NW
                    Washington, DC  20036-5339
                    Attention:  Arnold Westerman, Esq.
                    Telephone No.:  (202) 857-6000
                    Telecopier No.:  (202) 857-6395

Any party may change its address for receiving notice by written notice given to the other names above in the manner provided above.

     15.3  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     15.4 Parties in Interest. This Agreement shall bind and inure to the benefit of the parties named herein and their respective heirs, successors and assigns. This Agreement shall not be assignable by any party without the prior written consent of the other party. Any attempted assignment of this Agreement in breach of this provision shall be void and of no effect.

     15.5 Entire Agreement. This Agreement, together with the exhibits and schedules attached hereto and the other Purchase Documents, contains the entire agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations and understandings relating to the subject matter of the Purchase Documents are merged therein and are superseded and canceled by the Purchase Documents. This Agreement may not be modified except in writing, signed by both of the parties hereto.

     15.6 Applicable Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

     15.7 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect any way the meaning or interpretation of this Agreement.

     15.8 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their affiliates, successors or assigns, any rights or remedies under or by reason of this agreement.

     15.9 Offset Rights. Each Shareholder hereby agrees that Buyer is hereby authorized at any time and from time to time to set off against any amounts owing to any Shareholder by Buyer at such time under any Purchase Document or any other agreement, document or instrument executed in connection herewith or therewith any amounts owing to Buyer by any Shareholder at such time as determined pursuant to a final arbitration decision rendered pursuant to Section 15.12.

     15.10 Survival of Representations Etc. (a) The representations and warranties of each Shareholder and Buyer contained herein shall survive the consummation of the transactions contemplated hereby and the Closing. All such representations and warranties shall survive until the expiration of the third-year anniversary of the Closing; provided, however, that the representations and warranties in Sections 8.9 (Environmental Matters) and 8.12 (Taxes) shall survive until 30 days following the expiration of the applicable statute of limitations (including any extensions thereof). The termination of the representations and warranties as provided herein shall not affect the rights of a party hereto in respect of any claim made by such party in a writing received by the other party hereto prior to the expiration of the applicable survival period provided herein.

          (b) All covenants and agreements respectively made by the Sellers and Buyer in the Purchase Documents will survive the consummation of the transactions contemplated hereby and the Closing, and will remain in full force and effect thereafter, until the expiration of the terms or periods respectively specified therein or (in the case of covenants and agreements that have no such specified term or period), indefinitely; provided, however, that any claim for nonfulfillment of or failure to perform a covenant or agreement may be asserted at any time after, and may be pursued beyond, the expiration of such covenant or agreement, until such claim is resolved by final, nonappealable judgment or arbitration decision or by settlement.

     15.11 Jurisdiction; Agents for Service of Process. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto may be brought in the federal courts of Providence, Rhode Island, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the non-exclusive jurisdiction of such courts and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Shareholder hereby irrevocably appoints Shareholders' Representative as agent to receive on such Shareholder's behalf service of process in any proceeding in the Federal District Court in Providence, Rhode Island.

     15.12 Dispute Resolution. Any controversy, dispute or claim arising out of or relating to this Agreement or the breach thereof shall be settled by one (1) arbitrator (selected by the Shareholders' Representative and Buyer) by binding arbitration in accordance with the laws of Rhode Island and the rules, regulations and procedures of the American Arbitration Association ("AAA") except with respect to the selection of the arbitrator which shall be as provided in this Section 15.12. Shareholders' Representative and Buyer agree to appoint the arbitrator within thirty (30) days of receipt of a notice delivered in accordance with Section 15.2 from the other party setting forth a description of the controversy or claim and requesting that the arbitrator be appointed. If the parties fail to select an arbitrator within such thirty (30) day period, either party hereto may instruct the AAA to appoint an arbitrator. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The site of the arbitration shall be Providence, Rhode Island. The arbitrators shall award reimbursement of attorneys' fees and other costs of arbitration to the prevailing party, in such manner as the arbitrators shall deem appropriate. In addition, the losing party shall reimburse the prevailing party for attorneys' fees and disbursements and court costs incurred by the prevailing party in successfully seeking any preliminary equitable relief or judicially enforcing any arbitration award.


                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by or on behalf of each of the parties hereto as of the date first above written.

                                   COMPANY:

                                   BIOSYSTEMS, INC.


                                   By:  /s/ John F. Burt, Jr.
                                        ------------------------------------
                                   Name:   John F. Burt, Jr.
                                   Title:  President


                                   BUYER:

                                   BACOU USA, INC.


                                   By:  /s/ Walter Stepan
                                        ----------------------------------
                                   Name:   Walter Stepan
                                   Title:  Vice Chairman, President and CEO


                                   By:  /s/ Philip B. Barr, Jr.
                                        ----------------------------------
                                   Name:   Philip B. Barr, Jr.
                                   Title:  Executive Vice President and CFO


                                   MERGER SUB:

                                   ISH TRANSACTION, INC.


                                   By:  /s/  Walter Stepan
                                        ----------------------------------
                                   Name:   Walter Stepan
                                   Title:  President and Chairman


                                   SHAREHOLDERS:


                                   /s/  John F. Burt, Jr.
                                   -------------------------------------
                                   Name: John F. Burt, Jr.



                                   /s/  Edward S. Kaplan
                                   -------------------------------------
                                   Name: Edward S. Kaplan



                                   /s/  Keith Wruck
                                   -------------------------------------
                                   Name: Keith Wruck



                                   /s/  Joseph Burt
                                   -------------------------------------
                                   Name: Joseph Burt


                                   COMMON STOCK VOTING TRUST


                                   By:  /s/ Roberta M. Burt
                                        ----------------------------------
                                   Roberta M. Burt, in her capacity as Trustee under that certain Common Stock Voting Trust Agreement, dated December 22, 1994, by and between Burt, as grantor thereunder, and such Trustee, as in effect on the date hereof.